                   INDYMAC INDX MORTGAGE LOAN TRUST 2006-AR29

                                FINAL TERM SHEET

                           [INDYMAC BANK, F.S.B. LOGO]

                           $827,274,100 (APPROXIMATE)

                                INDYMAC MBS, INC.
                                    DEPOSITOR

                              INDYMAC BANK, F.S.B.
                          SPONSOR, SELLER AND SERVICER

                                        1

      This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

      The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS)
WITH THE SEC AND IS EFFECTIVE FOR THE OFFERING TO WHICH THIS COMMUNICATION
RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION
STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE
COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE
DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

      This free writing prospectus does not contain all information that is required to be included in the base prospectus and the free writing prospectus.

                                        2

                FREE WRITING PROSPECTUS DATED SEPTEMBER 28, 2006

                   INDYMAC INDX MORTGAGE LOAN TRUST 2006-AR29

   DISTRIBUTIONS ARE PAYABLE MONTHLY ON THE 25TH DAY OF EACH MONTH, BEGINNING
                                OCTOBER 25, 2006

      The following classes of certificates are being offered pursuant to this free writing prospectus:

---------------------------------------------------------------------------------------------
                 INITIAL CLASS                                 INITIAL CLASS
                  CERTIFICATE     PASS-THROUGH                  CERTIFICATE     PASS-THROUGH
CLASS             BALANCE(1)        RATE(2)       CLASS         BALANCE(1)        RATE(2)
---------------------------------------------------------------------------------------------

Class A-1        $ 400,000,000      Floating      Class M-3     $4,178,000        Floating
---------------------------------------------------------------------------------------------
Class A-2        $ 136,381,000      Floating      Class M-4     $4,178,000        Floating
---------------------------------------------------------------------------------------------
Class A-3        $ 107,406,000      Floating      Class M-5     $4,178,000        Floating
---------------------------------------------------------------------------------------------
Class A-4        $  59,396,000      Floating      Class M-6     $4,178,000        Floating
---------------------------------------------------------------------------------------------
Class A-5        $  78,132,000      Floating      Class M-7     $4,178,000        Floating
---------------------------------------------------------------------------------------------
Class A-R        $         100        N/A         Class M-8     $4,178,000        Floating
---------------------------------------------------------------------------------------------
Class M-1        $  10,445,000      Floating      Class M-9     $4,178,000        Floating
---------------------------------------------------------------------------------------------
Class M-2        $   6,268,000      Floating
---------------------------------------------------------------------------------------------

_____________
(1)   This amount is approximate and is subject to a permitted variance in the aggregate of plus or minus 10%.

(2)   The pass-through rate for each class of offered certificates, other than the Class A-R Certificates, is calculated as described in this free writing prospectus under "Summary," and is based on the one-month LIBOR index.

                                        3

                                     SUMMARY

ISSUING ENTITY

IndyMac INDX Mortgage Loan Trust 2006-AR29, a common law trust formed under the laws of the State of New York.

DEPOSITOR

IndyMac MBS, Inc., a Delaware corporation and a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue,
Pasadena, California 91101, and its telephone number is (800) 669-2300.

SPONSOR, SELLER AND SERVICER

IndyMac Bank, F.S.B., a federal savings bank. Its principal executive offices are located at 888 East Walnut Street, Pasadena, California 91101-7211, and its
telephone number is (800) 669-2300.

TRUSTEE AND SWAP TRUSTEE

Deutsche Bank National Trust Company, a national banking association. The corporate trust office of the trustee is located (i) for purposes of certificate transfers, at DB Services Tennessee, 648 Grassmere Park Road., Nashville,
Tennessee 37211-3658, Attention: Transfer Unit and (ii) for all other purposes, at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust
Administration IN06AT, and its telephone number is (714) 247-6000.

SWAP COUNTERPARTY

JPMorgan Chase Bank, N.A., a national association. The principal executive office of the swap counterparty is located at 270 Park Avenue, New York, New
York 10017. The swap counterparty is an affiliate of J. P. Morgan Securities
Inc., the underwriter.

THE NIM INSURER

After the closing date, a separate trust (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the Class P-1, Class P-2 and Class C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guaranty payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this free writing prospectus as the "NIM INSURER." The references to the NIM Insurer in this free writing prospectus apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner, the offered certificates.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement dated as of September 1, 2006 among the seller, the servicer, the depositor and the trustee, under which the issuing entity and the swap trust will be formed.

CUT-OFF DATE

For any mortgage loan, the later of September 1, 2006 and the origination date of that mortgage loan.

CLOSING DATE

On or about September 28, 2006.

THE MORTGAGE LOANS

The mortgage pool will consist primarily of 30-year conventional adjustable-rate mortgage loans secured by first liens on one- to four-family residential properties.

The mortgage rate on each mortgage loan is adjustable, after a specified period after origination during which the mortgage rate is fixed, based on a specified index. The percentages of the aggregate stated principal balance of the mortgage loans as of the cut-off date for the various fixed rate periods are expected to be approximately as follows:

                                       PERCENT OF
                                      CUT-OFF DATE
               FIXED RATE            POOL PRINCIPAL
             PERIOD (MONTHS)          BALANCE (%)
          -----------------------------------------
                          36              4.80%
                          60             78.30%
                          84             16.90%

                                        4

The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this free writing prospectus. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the depositor expects that all of the mortgage loans in the issuing entity will have the following characteristics:

      Aggregate Stated
        Principal Balance........................................$835,631,507

      Geographic
        Concentrations in
        excess of 10%:

        California.....................................................48.60%

      Weighted Average
         Original LTV Ratio............................................76.34%

      Weighted Average
         Mortgage Rate.................................................6.747%

      Range of Mortgage Rates...............................4.375% to 10.500%

      Average Current
         Principal Balance...........................................$339,136

      Range of Current
         Principal Balances.............................$23,983 to $2,665,000

      Weighted Average
         Remaining Term to
         Maturity..................................................360 months

      Weighted Average FICO
         Credit Score....................................................710*

      Weighted Average Gross
         Margin........................................................2.786%

      Weighted Average
         Maximum Mortgage
         Rate.........................................................11.872%

      Weighted Average
         Minimum Mortgage
         Rate..........................................................2.786%

      Range of Months to Next
         Mortgage Rate
         Adjustment..................................................28 to 84

*Not including the mortgage loans for which the FICO credit score was not available.

                                        5

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue the following classes of certificates:

                         INITIAL
                          CLASS                                                                           MODELED FINAL    INITIAL
                       CERTIFICATE                                                     FINAL SCHEDULED    DISTRIBUTION   RATING S&P/
       CLASS           BALANCE (1)                        TYPE                        DISTRIBUTION DATE     DATE (2)     MOODY'S (3)
--------------------   ------------  ----------------------------------------------   -----------------   -------------  -----------

OFFERED CERTIFICATES
A-1.................   $400,000,000  Senior/Super Senior/Floating Pass-Through Rate   November 25, 2036     May 2013       AAA/Aaa
A-2.................   $136,381,000  Senior/Super Senior/Floating Pass-Through Rate   November 25, 2036    August 2008     AAA/Aaa
A-3.................   $107,406,000  Senior/Super Senior/Floating Pass-Through Rate   November 25, 2036     June 2011      AAA/Aaa
A-4.................   $ 59,396,000  Senior/Super Senior/Floating Pass-Through Rate   November 25, 2036     May 2013       AAA/Aaa
A-5.................   $ 78,132,000    Senior/Support/Floating Pass-Through Rate      November 25, 2036     May 2013       AAA/Aaa
A-R.................   $        100              Senior/REMIC Residual                November 25, 2036   October 2006     AAA/Aaa
M-1.................   $ 10,445,000      Subordinate/Floating Pass-Through Rate       November 25, 2036     May 2013       AA+/Aa1
M-2.................   $  6,268,000      Subordinate/Floating Pass-Through Rate       November 25, 2036     May 2013        AA/Aa2
M-3.................   $  4,178,000      Subordinate/Floating Pass-Through Rate       November 25, 2036     May 2013       AA-/Aa2
M-4.................   $  4,178,000      Subordinate/Floating Pass-Through Rate       November 25, 2036     May 2013        A+/Aa3
M-5.................   $  4,178,000      Subordinate/Floating Pass-Through Rate       November 25, 2036     May 2013        A/Aa3
M-6.................   $  4,178,000      Subordinate/Floating Pass-Through Rate       November 25, 2036     May 2013        A-/A1
M-7.................   $  4,178,000      Subordinate/Floating Pass-Through Rate       November 25, 2036     May 2013       BBB+/A2
M-8.................   $  4,178,000      Subordinate/Floating Pass-Through Rate       November 25, 2036   November 2012    BBB/Baa1
M-9.................   $  4,178,000      Subordinate/Floating Pass-Through Rate       November 25, 2036   January 2012    BBB-/Baa3

NON-OFFERED CERTIFICATES (4)
Class P-1...........   $        100                       N/A                                N/A               N/A         AAA/Aaa
Class P-2...........   $        100                       N/A                                N/A               N/A         AAA/Aaa
Class C.............       N/A                            N/A                                N/A               N/A           N/A

___________
(1)   This amount is subject to a permitted variance in the aggregate of plus or minus 10% and depends on the amount of mortgage loans actually delivered on the closing date.

(2)   The modeled final distribution date is based upon (a) an assumed rate of prepayments equal to 100% PPC, (b) the modeling assumptions and (c) the assumption that the optional termination is exercised by the servicer at the earliest possible distribution date.

(3)   The offered certificates will not be offered unless they are assigned the indicated ratings by Standard & Poor's, a division of the McGraw-Hill
      Companies ("S&P") and Moody's Investors Service ("MOODY'S"). These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(4)   The Class P-1, Class P-2 and Class C Certificates are not offered by this free writing prospectus. The Class P-1 and Class P-2 Certificates will be entitled to any prepayment charges collected on the mortgage loans. The
      Class C Certificates will be entitled to receive any excess cashflow from the mortgage loans after all required distributions are made on the offered certificates. Any information contained in this free writing prospectus with respect to these certificates is provided only to permit a better understanding of the offered certificates.

                                        6

The certificates also will have the following characteristics:

                                           PASS-THROUGH RATE      PASS-THROUGH RATE
                          INITIAL        BEFORE AND INCLUDING         AFTER THE                                      INTEREST
                        PASS-THROUGH         THE OPTIONAL              OPTIONAL                                      ACCRUAL
        CLASS             RATE (1)       TERMINATION DATE (2)    TERMINATION DATE (3)   INTEREST ACCRUAL PERIOD     CONVENTION
---------------------   -------------   ----------------------   --------------------   -----------------------   --------------

OFFERED CERTIFICATES
A-1...............         5.500%         LIBOR + 0.170%(4)       LIBOR + 0.340%(4)               (5)             Actual/360 (6)
A-2...............         5.410%         LIBOR + 0.080%(4)       LIBOR + 0.160%(4)               (5)             Actual/360 (6)
A-3...............         5.500%         LIBOR + 0.170%(4)       LIBOR + 0.340%(4)               (5)             Actual/360 (6)
A-4...............         5.580%         LIBOR + 0.250%(4)       LIBOR + 0.500%(4)               (5)             Actual/360 (6)
A-5...............         5.560%         LIBOR + 0.230%(4)       LIBOR + 0.460%(4)               (5)             Actual/360 (6)
A-R...............           N/A                 N/A                     N/A                      N/A                  N/A
M-1...............         5.630%         LIBOR + 0.300%(4)       LIBOR + 0.450%(4)               (5)             Actual/360 (6)
M-2...............         5.650%         LIBOR + 0.320%(4)       LIBOR + 0.480%(4)               (5)             Actual/360 (6)
M-3...............         5.680%         LIBOR + 0.350%(4)       LIBOR + 0.525%(4)               (5)             Actual/360 (6)
M-4...............         5.730%         LIBOR + 0.400%(4)       LIBOR + 0.600%(4)               (5)             Actual/360 (6)
M-5...............         5.770%         LIBOR + 0.440%(4)       LIBOR + 0.660%(4)               (5)             Actual/360 (6)
M-6...............         5.830%         LIBOR + 0.500%(4)       LIBOR + 0.750%(4)               (5)             Actual/360 (6)
M-7...............         6.180%         LIBOR + 0.850%(4)       LIBOR + 1.275%(4)               (5)             Actual/360 (6)
M-8...............         6.430%         LIBOR + 1.100%(4)       LIBOR + 1.650%(4)               (5)             Actual/360 (6)
M-9...............         7.330%         LIBOR + 2.000%(4)       LIBOR + 3.000%(4)               (5)             Actual/360 (6)

NON-OFFERED CERTIFICATES (7)
Class P-1.........           N/A                 N/A                     N/A                      (7)                  N/A
Class P-2.........           N/A                 N/A                     N/A                      (7)                  N/A
Class C...........           N/A                 N/A                     N/A                      (7)                  N/A

__________________
(1)   Reflects the expected pass-through rate as of the closing date.

(2)   Reflects the pass-through rate calculation up to and including the earliest possible distribution date on which the servicer has the option to purchase the mortgage loans as described in this free writing prospectus.

(3)   Reflects the pass-through rate calculation if the option to purchase the mortgage loans is not exercised by the servicer at the earliest possible distribution date

(4)   The pass-through rate on this class of certificates adjusts monthly based on the level of one-month LIBOR, subject to the net rate cap and a maximum rate of 11.50%. LIBOR for the related interest accrual period is calculated."

(5)   The interest accrual period for any distribution date will be the one-month period commencing on the 25th day of the month before the month in which that distribution date occurs (or September 29, in the case of the first distribution date) and ending on the 24th day of the month in which the distribution date occurs.

(6)   Interest will accrue at the rate described in this table on the basis of a
      360-day year and the actual number of days that elapsed in the interest accrual period.

(7)   The Class P-1, Class P-2 and Class C Certificates will not accrue any interest.

                                        7

DESIGNATIONS

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

   DESIGNATION                CLASS OF CERTIFICATES
-----------------  -------------------------------------------
     Senior        Class A-1, Class A-2, Class A-3, Class A-4,
   Certificates:   Class A-5 and Class A-R Certificates

  Super Senior     Class A-1, Class A-2, Class A-3 and
  Certificates:    Class A-4 Certificates

 Senior Support    Class A-5 Certificates
  Certificates:

  Subordinated     Class M-1, Class M-2, Class M-3, Class
  Certificates:    M-4, Class M-5, Class M-6, Class M-7,
                   Class M-8 and Class M-9 Certificates

      LIBOR        Class A-1, Class A-2, Class A-3, Class
  Certificates:    A-4, Class A-5 Certificates and
                   Subordinated Certificates

     Offered       Senior and Subordinated Certificates
  Certificates:

   Non-offered     Class P-1, Class P-2 and Class C
  Certificates:    Certificates

The rights of the holders of the subordinated certificates to receive distributions of principal and interest will be subordinate to the rights of the holders of the senior certificates.

The Class C Certificates will be entitled to receive any monthly excess cashflow from the mortgage loans after required distributions are made to the senior and subordinated certificates.

The Class P-1 Certificates will be entitled to receive hard prepayment charges, and the Class P-2 Certificates will be entitled to receive soft prepayment charges, in each case paid by borrowers upon certain full or partial prepayment of the mortgage loans. These amounts will not be available for distribution to other classes of certificates.

The Class P-1, Class P-2 and Class C Certificates are not offered by this free writing prospectus.

RECORD DATE

The business day immediately preceding a distribution date in the case of the
LIBOR certificates or, in the case of the Class A-R Certificates or if the LIBOR certificates are no longer book-entry certificates, the last business day of the month preceding the month of a distribution date.

DENOMINATIONS

LIBOR Certificates:

$100,000 and multiples of $1 in excess thereof.

Class A-R Certificates:

$100.

REGISTRATION OF CERTIFICATES

LIBOR Certificates

Book-entry form. Persons acquiring beneficial ownership interests in the LIBOR certificates will hold their beneficial interests through The Depository Trust
Company in the United States and, upon request, through Clearstream Luxembourg or the Euroclear System in Europe.

Class A-R Certificates

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

DISTRIBUTION DATES

We will make distributions on the 25th day of each month. If the 25th day of a month is not a business day, then we will make distributions the next business day. The first distribution date is scheduled for October 25, 2006.

INTEREST DISTRIBUTIONS

The related interest accrual period, interest accrual convention and pass-through rate for each class of certificates is shown in the table on page
S-9.

On each distribution date, to the extent funds are available, each class of certificates will be entitled to receive interest accrued at the applicable pass-through rate during the related interest accrual period on its class certificate balance immediately prior to that distribution date, any interest carry forward amount and any net rate carryover for that class.

Interest will accrue for each interest accrual period related to a distribution date on each class of interest-bearing certificates at the least of (1) the applicable annual rate as described in the table on page [S-8] for that class of certificates, (2) the net rate cap for that distribution date and (3) 11.50% per annum rate. The net rate cap is a limitation generally based on the

                                        8

weighted average mortgage rates of the mortgage loans during the applicable due period, net of certain fees and expenses of the issuing entity and any swap payments owed to the swap counterparty.

When a borrower makes a full or partial prepayment on a mortgage loan, the amount of interest that the borrower is required to pay may be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage loan. The servicer is required to reduce its servicing compensation to offset this shortfall but the reduction for any distribution date is limited to an amount equal to the product of one-twelfth of
0.125% multiplied by the pool principal balance as of the first day of the prior month. If the aggregate amount of interest shortfalls resulting from prepayments on the mortgage loans exceeds the amount of the reduction in the servicer's servicing compensation, the interest entitlement for each class of certificates will be reduced proportionately by the amount of this excess.

For each class of subordinated certificates, any interest carry forward amount
(which is interest due, but not paid, on a prior distribution date) will be payable from excess cashflow as and to the extent described in this free writing prospectus and from payments allocated to the issuing entity (if any) in respect of the interest rate swap contract in the manner described in this free writing prospectus.

PRINCIPAL DISTRIBUTIONS

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the distribution of principal. The manner of distributing principal among the classes of certificates will depend on the priority of distributions, which will differ, as described in this free writing prospectus, depending on whether the distribution date is before or on or after the stepdown date and on the prepayment, loss and delinquency performance of the mortgage loans.

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

Amounts Available with respect to Interest Distributions

The amount available for interest distributions on the certificates on any distribution date will be based on the "INTEREST REMITTANCE AMOUNT." The interest remittance amount for any distribution date will generally consist of the following amounts (after the fees and expenses described under that heading are subtracted) in each case to the extent received, collected or paid as provided in the pooling and servicing agreement:

      o   the interest portion of the monthly payments on the mortgage loans less the expense fees;

      o   interest collected in connection with prepayments of the mortgage loans;

      o   interest amounts advanced by the servicer;

      o   any compensating interest paid by the servicer related to prepayments of the mortgage loans; and

      o   liquidation proceeds of the mortgage loans (to the extent allocable to interest).

Amounts Available with respect to Principal Distributions

The amount available for principal distributions on the certificates on any distribution date will generally consist of the following amounts, in each case to the extent received, collected or paid as provided in the pooling and servicing agreement:

      o   the principal portion of the monthly payment on the mortgage loans;

      o   principal advances by the servicer;

      o   prepayments on the mortgage loans;

      o   the stated principal balance of any mortgage loans repurchased or purchased by the seller or the servicer, as applicable;

      o   the excess, if any, of the stated principal balance of a deleted mortgage loan over the stated principal balance of the related substitute mortgage loan;

      o   subsequent recoveries with respect to the mortgage loans;

      o   liquidation proceeds of the mortgage loans (to the extent allocable to principal); and

      o   excess cashflow (to the extent available) to maintain the
          overcollateralization target amount.

                                        9

FEES AND EXPENSES

The amounts available for distribution on the certificates on any distribution date generally will not include the following amounts:

      o   the servicing fee and additional servicing compensation due to the servicer;

      o   the trustee fee due to the trustee;

      o   any lender paid mortgage insurance premiums;

      o   amounts reimbursed to the servicer and the trustee in respect of advances previously made by them and other amounts for which the servicer and the trustee are entitled to be reimbursed;

      o   net swap payment amounts payable to the swap counterparty;

      o   all prepayment charges (which are distributable only to the Class P-1 and Class P-2 Certificates); and

      o   all other amounts for which the depositor, the seller or the servicer is entitled to be reimbursed.

These amounts will reduce the amount distributed to the certificateholders.

Servicing Fee

The servicer will be paid a monthly fee (referred to as the servicing fee) with respect to each mortgage loan of 0.375% per annum (referred to as the servicing fee rate).

Additional Servicing Compensation

The servicer is also entitled to receive additional servicing compensation from late payment fees, assumption fees and other similar charges (excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to liquidated mortgage loans as described under "Description of the
Certificates--Priority of Distributions Among Certificates."

Source and Priority of Distributions

These amounts will be paid to the servicer from collections on the mortgage loans prior to any distributions on the certificates.

PRIORITY OF INTEREST DISTRIBUTIONS

In general, on any distribution date, the interest remittance amount will be distributed as follows:

      first, to the swap trust, the amount of any net swap payment due to the swap counterparty and the amount of any swap termination payment due to the swap counterparty (other than a swap termination payment due to a swap counterparty trigger event) under the swap contract with respect to that distribution date;

      second, concurrently, to each class of senior certificates, pro rata based on the related interest distribution amount, the interest distribution amount for each such class;

      third, concurrently, to each class of senior certificates, pro rata, based on the related unpaid interest carry forward amount, the unpaid interest carry forward amount for each such class;

      fourth, sequentially, in the order of their numerical class designations, to each class of subordinated certificates, the related interest distribution amount for that class for that distribution date; and

      fifth, as part of the excess cashflow, as described under
"Overcollateralization--Application of Excess Cashflow" below.

PRIORITY OF PRINCIPAL DISTRIBUTIONS

General

The manner of allocating principal distributions among the classes of certificates will differ, as described in this free writing prospectus, depending upon the occurrence of several different events or triggers:

      o   whether a distribution date occurs before or on or after the "STEPDOWN
          DATE," which is the earlier of

                                       10

      o   the distribution date after the distribution date on which the aggregate class certificate balance of the senior certificates is reduced to zero; and

      o   the later of (1) the distribution date in October 2009 and (2) the first distribution date on which the ratio of (a) the aggregate class certificate balance of the subordinated certificates plus any overcollateralized amount to (b) the aggregate stated principal balance of the mortgage loans equals or exceeds the applicable percentage specified in this free writing prospectus;

      o   whether cumulative losses on the mortgage loans are higher than certain levels specified in this free writing prospectus (a
          "CUMULATIVE LOSS TRIGGER EVENT"); and

      o   whether the rate of delinquencies of the mortgage loans over any three-month period is higher than certain levels set forth in this free writing prospectus (a "DELINQUENCY TRIGGER EVENT").

A "TRIGGER EVENT" will be in effect on any distribution date if either (i) a cumulative loss trigger event or (ii) a delinquency trigger event is in effect for that distribution date.

Distributions of principal to the classes of offered certificates are based on the "principal distribution amount," which for any distribution date generally is the amount of principal collected or advanced by the servicer on the mortgage loans during the related period, plus other amounts collected or recovered (such as insurance proceeds) which are to be allocated to principal, but minus certain costs reimbursable to the trustee or the servicer.

Effect of the Stepdown Date If a Trigger Event is Not in Effect

On any distribution date on or after the stepdown date (and so long as no trigger event is in effect), instead of allocating all amounts distributable as principal on the certificates to the classes of senior certificates until those classes are paid in full, a portion of those amounts distributable as principal will be allocated to the subordinated certificates.

The amount allocated to each class of certificates on or after the stepdown date and so long as no trigger event is in effect will be based on the targeted level of overcollateralization and subordination for each class of certificates.
Priority of Principal Distributions

On any distribution date prior to the stepdown date or on which a trigger event is in effect, the principal distribution amount will be distributed in the following priority:

      (i)     to the Class A-R Certificates until its class certificate balance is reduced to zero;

      (ii)    concurrently:

              (a) 89.9999360053%, concurrently as follows:

                  (x) 56.8841965747% to the Class A-1 Certificates until its class certificate balance is reduced to zero, and

                  (y) 43.1158034253%, sequentially, to the Class A-2, Class A-3 and Class A-4 Certificates, in that order, until their respective class certificate balances are reduced to zero, and

              (b) 10.0000639947% to the Class A-5 Certificates until its class certificate balance is reduced to zero;

      (iii)   sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4,
   Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in
   that order, until their respective class certificate balances are reduced to zero; and

      (iv)    as part of the excess cashflow.

On any distribution date on or after the stepdown date and so long as a trigger event is not in effect, the principal distribution amount will be distributed in the following priority:

      (i)     the senior principal distribution amount concurrently:

              (a) 89.9999360053%, concurrently as follows:

                  (x) 56.8841965747% to the Class A-1 Certificates until its class certificate balance is reduced to zero, and

                  (y) 43.1158034253%, sequentially, to the Class A-2, Class A-3 and Class A-4

                                       11

    Certificates, in that order, until their respective class certificate balances are reduced to zero, and

              (b) 10.0000639947% to the Class A-5 Certificates until its class certificate balance is reduced to zero;

      (ii)    sequentially, in the order of their distribution priorities, to each class of subordinated certificates, the subordinated class principal distribution target amount for each such class until their respective class certificate balances are reduced to zero; and

      (iii)   as part of the excess cashflow.

      Notwithstanding the foregoing, on each distribution date on and after the distribution date on which the class certificate balance of the subordinated certificates is zero, the principal distribution amount will be distributed concurrently, as principal to the classes of senior certificates, pro rata, in accordance with their respective class certificate balances immediately prior to that distribution date, until their respective class certificate balances are reduced to zero.

THE SWAP CONTRACT

The swap trustee, on behalf of the swap trust, will enter into an interest rate swap contract with JPMorgan Chase Bank, N.A., as swap counterparty.

On each distribution date on or prior to the swap contract termination date, the swap trustee will be obligated to pay to the swap counterparty an amount equal to the product of (a) 5.1435% per annum, (b) the swap contract notional balance for that distribution date and (c) the number of days in the related calculation period (calculated on the basis of a 360-day year divided into twelve 30-day months) divided by 360. In addition, no later than the business day preceding each distribution date on or prior to the swap contract termination date, the swap counterparty will be obligated to pay to the swap trustee an amount equal to the product of (a) one-month LIBOR (as determined by the swap counterparty),
(b) the swap contract notional balance for that distribution date and (c) the number of days in the related calculation period (calculated on the basis of the actual number of days) divided by 360.

On each distribution date, to the extent that the amount payable by the swap trustee exceeds the amount payable by the swap counterparty, the trustee will be required to deduct from the available funds the amount of that excess and, in its capacity as swap trustee, to remit the amount of that excess to the swap counterparty. To the extent that the amount payable by the swap counterparty exceeds the amount payable by the swap trustee, the swap counterparty will be required to pay to the swap trustee the amount of that excess. Any net swap payment received by the swap trustee from the swap counterparty will be used to cover unpaid current interest, interest carry forward amounts, net rate carryover and unpaid realized loss amounts on the LIBOR certificates and to restore and maintain overcollateralization at the required level.

LIMITED RECOURSE

The only source of funds available for interest and principal distributions on the certificates will be the assets of the issuing entity and the swap trust.
The issuing entity will have no source of funds other than collections and recoveries of the mortgage loans through insurance or otherwise. No other entity will be required or expected to make any distributions on the certificates.

OPTIONAL TERMINATION

The servicer may purchase all of the remaining assets of the issuing entity and retire all outstanding classes of certificates following the distribution date on which the aggregate stated principal balance of all of the mortgage loans and real estate owned by the issuing entity declines below 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. The NIM
Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

ADVANCES

The servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal distributions on the certificates and are not intended to guarantee or insure against losses.

REQUIRED REPURCHASES, SUBSTITUTIONS OR PURCHASES OF MORTGAGE LOANS

The seller will make certain representations and warranties relating to the mortgage loans pursuant to the pooling and servicing agreement. If with respect

                                       12

to any mortgage loan any of the representations and warranties are breached in any material respect as of the date made, or an uncured material document defect exists, the seller will be obligated to repurchase or substitute for the mortgage loan.

The servicer is permitted to modify any mortgage loan at the request of the related mortgagor, provided that the servicer purchases the mortgage loan from the issuing entity immediately preceding the modification and that the modification is in lieu of a refinancing.

CREDIT ENHANCEMENT

The credit enhancement provided for the benefit of the holders of the certificates consists solely of excess cashflow, overcollateralization, subordination, and the loss allocation features.

Overcollateralization

On the closing date, the aggregate stated principal balance of the mortgage loans is expected to exceed the aggregate class certificate balance of the certificates by approximately $8,357,506.72, which represents approximately
1.00% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. This amount is referred to as "OVERCOLLATERALIZATION" and is approximately equal to the initial level required by the pooling and servicing agreement.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated mortgage loans that would otherwise be allocated to the certificates, if those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans. The required levels of overcollateralization may change over time.

Excess Cashflow

The mortgage loans are expected to generate more interest than is needed to distribute interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the weighted average pass-through rate on the classes of certificates, plus the weighted average expense fee rate and net swap payments payable by the issuing entity. The
"EXPENSE FEE RATE" is the sum of the servicing fee rate and the trustee fee rate. Any interest payments received in respect of the mortgage loans in excess of the amount that is needed to distribute interest on the certificates and the issuing entity expenses, will be used to reduce the aggregate class certificate balance of the certificates in order to maintain or restore the required level of overcollateralization.

Application of Excess Cashflow

      The amount of any excess cashflow will be applied in order to pay principal on the certificates, to pay unpaid realized loss amounts, to pay net rate carryover amounts and to make other payments as described in this free writing prospectus.

      Any excess cashflow will be distributed on each distribution date in the following priority:

1.  to the classes of certificates that are entitled to receive principal on that distribution date to the extent necessary to maintain or restore the required level of overcollateralization;

2.  sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5,
    Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case in an amount equal to any interest carry forward amount for each such class;

3.  concurrently, to the Class A-1, Class A-2, Class A-3 and Class A-4
    Certificates, pro rata based on their respective unpaid realized loss amounts, the unpaid realized loss amount for each such class;

4.  sequentially, to the Class A-5, Class M-1, Class M-2, Class M-3, Class M-4,
    Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in
    that order, in an amount equal to the unpaid realized loss amount for each such class;

5.  concurrently, to the classes of senior certificates, pro rata based on their respective unpaid net rate carryover amount to the extent needed to pay any unpaid net rate carryover for each such class;

6.  sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5,
    Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, to pay any unpaid net rate carryover for each such class;

7.  to the swap trust, the amount of any swap termination payment due to the swap counterparty, as a result of a swap counterparty trigger event; and

                                       13

8.  to the Class C and Class A-R Certificates, as specified in the pooling and servicing agreement.

Subordination

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

The senior certificates will have a distribution priority over the subordinated certificates. Among the classes of subordinated certificates offered by this free writing prospectus, the Class M-1 Certificates will have the highest distribution priority.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against most losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans (to the extent that those losses exceed any monthly excess interest, net swap payments made to the issuing entity and any overcollateralization) among the subordinated certificates, beginning with the subordinated certificates with the lowest distribution priority before realized losses on the mortgage loans are allocated to the senior certificates.

ALLOCATION OF LOSSES

After the credit enhancement provided by excess cashflow and overcollateralization (if any) have been exhausted, collections otherwise payable to the subordinated certificates will comprise the sole source of funds from which credit enhancement is provided to the senior certificates. Realized losses are allocated to the subordinated certificates, beginning with the class of subordinated certificates with the lowest distribution priority, until the class certificate balance of that subordinated class has been reduced to zero.
If the aggregate class certificate balance of the subordinated certificates is reduced to zero, any realized losses on the mortgage loans will be allocated first to the Class A-5 Certificates until its class certificate balance is reduced to zero and then, concurrently, to the senior certificates other than the Class A-5 Certificates, pro rata, until their respective class certificate balances are reduced to zero.

TAX STATUS

For federal income tax purposes, the issuing entity (exclusive of the carryover reserve fund) will comprise one or more real estate mortgage investment conduits in a tiered structure. The highest tier will be referred to as the Master REMIC and each underlying tier (if any) will be referred to as an underlying REMIC.
Each underlying REMIC (if any) will hold mortgage loans (or uncertificated regular interests) and will issue several classes of uncertificated regular interests and a single uncertificated residual interest. The Master REMIC will hold as assets regular interests issued by underlying REMICs (or the mortgage loans if there are no underlying REMICs) and will issue the several classes of certificates, which, other than the Class A-R Certificate, will represent the regular interests in the Master REMIC. The rights of the LIBOR certificates to receive certain payments from the issuing entity and the supplemental interest trust will represent, for federal income tax purposes, separate contractual rights coupled with REMIC regular interests within the meaning of Treasury regulation ss. 1.860G-2(i). The Class A-R Certificate will represent ownership of both the residual interest in the Master REMIC and the residual interests in any underlying REMIC.

The swap trust, the swap contract, the swap account and the carryover reserve fund will not constitute any part of any REMIC created under the pooling and servicing agreement.

ERISA CONSIDERATIONS

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement
Income Security Act of 1974, as amended or Section 4975 of the Internal Revenue
Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions, including satisfying the requirements of an investor based class exemption, are met.

LEGAL INVESTMENT

The senior certificates and the Class M-1, Class M-2, Class M-3, Class M-4 and
Class M-5 Certificates will be mortgage related securities for purposes of the
Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The other classes of certificates will not be rated in one of the

                                       14

two highest rating categories by a nationally recognized statistical rating organization, and therefore, will not be mortgage related securities for purposes of that Act.

                                       15

THE MORTGAGE POOL

                                                           MORTGAGE LOANS

                                              MORTGAGE RATES FOR THE MORTGAGE LOANS(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                   PERCENT OF                              WEIGHTED
                                                   AGGREGATE        AGGREGATE      AVERAGE      WEIGHTED   AVERAGE      WEIGHTED
                                    NUMBER OF      PRINCIPAL        PRINCIPAL      CURRENT       AVERAGE     FICO        AVERAGE
RANGE OF                            MORTGAGE        BALANCE          BALANCE      PRINCIPAL     MORTGAGE    CREDIT    LOAN-TO-VALUE
MORTGAGE RATES (%)                    LOANS       OUTSTANDING      OUTSTANDING     BALANCE        RATE      SCORE         RATIO
---------------------------------   ---------   ----------------   -----------   ------------   --------   --------   --------------

4.000 - 4.499 ...................         1     $     312,792.00       0.04%     $ 312,792.00     4.375%     782         80.00%
4.500 - 4.999 ...................        10         3,883,986.71       0.46        388,398.67     4.875      759         79.86
5.000 - 5.499 ...................        47        18,757,173.22       2.24        399,088.79     5.184      731         78.01
5.500 - 5.999 ...................       138        49,186,704.82       5.89        356,425.40     5.766      721         73.14
6.000 - 6.499 ...................       407       159,650,407.72      19.11        392,261.44     6.249      718         73.82
6.500 - 6.999 ...................       937       339,742,309.18      40.66        362,585.18     6.705      710         76.17
7.000 - 7.499 ...................       519       158,229,915.50      18.94        304,874.60     7.149      702         78.27
7.500 - 7.999 ...................       247        74,745,739.82       8.94        302,614.33     7.627      694         79.05
8.000 - 8.499 ...................        93        19,864,330.98       2.38        213,594.96     8.168      703         78.03
8.500 - 8.999 ...................        54        10,311,275.55       1.23        190,949.55     8.583      718         79.56
9.000 - 9.499 ...................         8           607,897.62       0.07         75,987.20     9.265      642         79.51
9.500 - 9.999 ...................         2           189,456.09       0.02         94,728.05     9.558      702         80.00
10.000 - 10.500 .................         1           149,517.51       0.02        149,517.51    10.500      667         51.66
                                    ---------   ----------------   -----------
    Total .......................     2,464     $ 835,631,506.72     100.00%
                                    =========   ================   ===========

____________
(1)   As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage
      Loans was approximately 6.747% per annum.

                                        CURRENT PRINCIPAL BALANCES FOR THE MORTGAGE LOANS(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                   PERCENT OF                              WEIGHTED
                                                   AGGREGATE        AGGREGATE      AVERAGE      WEIGHTED   AVERAGE      WEIGHTED
                                    NUMBER OF      PRINCIPAL        PRINCIPAL      CURRENT       AVERAGE     FICO        AVERAGE
CURRENT MORTGAGE LOAN PRINCIPAL     MORTGAGE        BALANCE          BALANCE      PRINCIPAL     MORTGAGE    CREDIT    LOAN-TO-VALUE
BALANCES ($)                          LOANS       OUTSTANDING      OUTSTANDING     BALANCE        RATE      SCORE         RATIO
---------------------------------   ---------   ----------------   -----------   ------------   --------   --------   --------------

0.01 - 50,000.00 ................        11     $     444,864.73       0.05%     $  40,442.25     8.111%     686         68.83%
50,000.01 - 100,000.00 ..........        83         6,635,521.93       0.79         79,946.05     7.628      706         76.23
100,000.01 - 150,000.00 .........       225        28,540,045.53       3.42        126,844.65     7.132      706         77.45
150,000.01 - 200,000.00 .........       285        50,343,308.84       6.02        176,643.19     6.980      705         77.45
200,000.01 - 250,000.00 .........       338        76,182,790.11       9.12        225,392.87     6.908      704         77.73
250,000.01 - 300,000.00 .........       326        89,534,738.40      10.71        274,646.44     6.786      708         78.43
300,000.01 - 350,000.00 .........       282        91,433,292.66      10.94        324,231.53     6.688      704         77.85
350,000.01 - 400,000.00 .........       180        67,187,775.18       8.04        373,265.42     6.725      712         78.06
400,000.01 - 450,000.00 .........       169        71,857,746.48       8.60        425,193.77     6.604      713         77.44
450,000.01 - 500,000.00 .........       133        63,422,306.49       7.59        476,859.45     6.580      706         77.10
500,000.01 - 550,000.00 .........       112        58,521,822.80       7.00        522,516.28     6.634      718         77.70
550,000.01 - 600,000.00 .........        86        49,630,699.25       5.94        577,101.15     6.667      718         74.98
600,000.01 - 650,000.00 .........        90        56,899,654.62       6.81        632,218.38     6.749      710         75.89
650,000.01 - 700,000.00 .........        38        25,761,712.18       3.08        677,939.79     6.820      717         76.92
700,000.01 - 750,000.00 .........        23        16,668,159.99       1.99        724,702.61     6.739      726         73.06
750,000.01 - 800,000.00 .........        19        14,645,501.00       1.75        770,815.84     6.782      719         74.92
800,000.01 - 850,000.00 .........         8         6,650,874.99       0.80        831,359.37     6.437      713         71.53
850,000.01 - 900,000.00 .........        11         9,699,800.00       1.16        881,800.00     6.780      692         73.76
900,000.01 - 950,000.00 .........         8         7,413,425.98       0.89        926,678.25     6.544      718         68.09
950,000.01 - 1,000,000.00 .......        19        18,810,653.56       2.25        990,034.40     6.728      711         67.07
1,000,000.01 - 1,250,000.00 .....         6         6,803,312.00       0.81      1,133,885.33     6.696      726         67.18
1,250,000.01 - 1,500,000.00 .....         8        10,771,000.00       1.29      1,346,375.00     6.480      698         62.69
1,500,000.01 - 1,750,000.00 .....         2         3,307,500.00       0.40      1,653,750.00     6.625      748         61.97
1,750,000.01 - 2,000,000.00 .....         1         1,800,000.00       0.22      1,800,000.00     6.375      652         18.37
2,500,000.01 - 2,750,000.00 .....         1         2,665,000.00       0.32      2,665,000.00     6.250      673         65.00
                                    ---------   ----------------   -----------
    Total .......................     2,464     $ 835,631,506.72     100.00%
                                    =========   ================   ===========

____________
(1)   As of the Cut-off Date, the average principal balance of the Mortgage
      Loans was approximately $339,136.16.

                                       16

                                       ORIGINAL LOAN-TO-VALUE RATIOS FOR THE MORTGAGE LOANS(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                   PERCENT OF                              WEIGHTED
                                                   AGGREGATE        AGGREGATE      AVERAGE      WEIGHTED   AVERAGE      WEIGHTED
                                    NUMBER OF      PRINCIPAL        PRINCIPAL      CURRENT       AVERAGE     FICO        AVERAGE
                                    MORTGAGE        BALANCE          BALANCE      PRINCIPAL     MORTGAGE    CREDIT    LOAN-TO-VALUE
ORIGINAL LOAN-TO-VALUE RATIOS (%)     LOANS       OUTSTANDING      OUTSTANDING     BALANCE        RATE      SCORE         RATIO
---------------------------------   ---------   ----------------   -----------   ------------   --------   --------   --------------

15.01 - 20.00 ...................         3     $   2,006,282.93       0.24%     $ 668,760.98     6.394%     667         18.26%
20.01 - 25.00 ...................         1           225,000.00       0.03        225,000.00     6.000      688         20.45
25.01 - 30.00 ...................         4           320,945.27       0.04         80,236.32     6.512      715         26.51
30.01 - 35.00 ...................         8         2,260,000.00       0.27        282,500.00     6.496      686         32.61
35.01 - 40.00 ...................        16         4,292,160.14       0.51        268,260.01     6.284      739         37.43
40.01 - 45.00 ...................        12         4,952,656.98       0.59        412,721.42     6.396      691         42.93
45.01 - 50.00 ...................        21         8,787,016.34       1.05        418,429.35     6.495      707         47.72
50.01 - 55.00 ...................        20         8,221,203.10       0.98        411,060.16     6.411      675         52.51
55.01 - 60.00 ...................        50        24,975,690.23       2.99        499,513.80     6.509      698         58.43
60.01 - 65.00 ...................        86        46,613,701.82       5.58        542,019.79     6.487      715         63.45
65.01 - 70.00 ...................        81        35,331,451.16       4.23        436,190.76     6.707      713         68.84
70.01 - 75.00 ...................        95        41,733,036.70       4.99        439,295.12     6.998      702         74.24
75.01 - 80.00 ...................     2,031       644,853,283.68      77.17        317,505.31     6.774      711         79.88
80.01 - 85.00 ...................         8         2,281,041.08       0.27        285,130.14     6.786      712         84.37
85.01 - 90.00 ...................        18         6,767,200.89       0.81        375,955.61     6.863      706         88.79
90.01 - 95.00 ...................        10         2,010,836.40       0.24        201,083.64     7.187      705         94.81
                                    ---------   ----------------   -----------
    Total .......................     2,464     $ 835,631,506.72     100.00%
                                    =========   ================   ===========

____________
(1)   As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 76.34%.

                                       ORIGINAL TERM TO STATED MATURITY FOR THE MORTGAGE LOANS
------------------------------------------------------------------------------------------------------------------------------------
                                                                   PERCENT OF                              WEIGHTED
                                                   AGGREGATE        AGGREGATE      AVERAGE      WEIGHTED   AVERAGE      WEIGHTED
                                    NUMBER OF      PRINCIPAL        PRINCIPAL      CURRENT       AVERAGE     FICO        AVERAGE
ORIGINAL TERM TO STATED MATURITY    MORTGAGE        BALANCE          BALANCE      PRINCIPAL     MORTGAGE    CREDIT    LOAN-TO-VALUE
(MONTHS)                              LOANS       OUTSTANDING      OUTSTANDING     BALANCE        RATE      SCORE         RATIO
---------------------------------   ---------   ----------------   -----------   ------------   --------   --------   --------------

360 .............................     2,464     $ 835,631,506.72     100.00%     $ 339,136.16     6.747%     710         76.34%
                                    ---------   ----------------   -----------
    Total .......................     2,464     $ 835,631,506.72     100.00%
                                    =========   ================   ===========

                                    REMAINING TERMS TO STATED MATURITY FOR THE MORTGAGE LOANS(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                   PERCENT OF                              WEIGHTED
                                                   AGGREGATE        AGGREGATE      AVERAGE      WEIGHTED   AVERAGE      WEIGHTED
                                    NUMBER OF      PRINCIPAL        PRINCIPAL      CURRENT       AVERAGE     FICO        AVERAGE
REMAINING TERMS TO STATED           MORTGAGE        BALANCE          BALANCE      PRINCIPAL     MORTGAGE    CREDIT    LOAN-TO-VALUE
MATURITY (MONTHS)                     LOANS       OUTSTANDING      OUTSTANDING     BALANCE        RATE      SCORE         RATIO
---------------------------------   ---------   ----------------   -----------   ------------   --------   --------   --------------

240 - 359 .......................       804     $ 238,063,534.32      28.49%     $ 296,098.92     6.985%     709         77.07%
360 .............................     1,660       597,567,972.40      71.51        359,980.71     6.652      710         76.05
                                    ---------   ----------------   -----------
    Total .......................     2,464     $ 835,631,506.72     100.00%
                                    =========   ================   ===========

____________
(1)   As of the Cut-off Date, the weighted average remaining term to stated
      maturity of the Mortgage Loans was approximately 360 months.

                                       17

                             GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE MORTGAGE LOANS
------------------------------------------------------------------------------------------------------------------------------------
                                                                   PERCENT OF                              WEIGHTED
                                                   AGGREGATE        AGGREGATE      AVERAGE      WEIGHTED   AVERAGE      WEIGHTED
                                    NUMBER OF      PRINCIPAL        PRINCIPAL      CURRENT       AVERAGE     FICO        AVERAGE
                                    MORTGAGE        BALANCE          BALANCE      PRINCIPAL     MORTGAGE    CREDIT    LOAN-TO-VALUE
GEOGRAPHIC AREA                       LOANS       OUTSTANDING      OUTSTANDING     BALANCE        RATE      SCORE         RATIO
---------------------------------   ---------   ----------------   -----------   ------------   --------   --------   --------------

Alaska ..........................         2     $     396,800.00       0.05%     $ 198,400.00     7.159%     757         80.00%
Alabama .........................         6         1,009,798.89       0.12        168,299.82     7.550      699         78.51
Arkansas ........................         1           132,000.00       0.02        132,000.00     6.875      700         80.00
Arizona .........................        69        15,606,924.86       1.87        226,187.32     7.170      718         78.28
California ......................       929       406,151,703.06      48.60        437,192.36     6.578      713         74.79
Colorado ........................        58        15,651,773.24       1.87        269,858.16     6.771      695         75.40
Connecticut .....................        13         7,289,484.39       0.87        560,729.57     6.686      762         74.53
Delaware ........................         1           233,600.00       0.03        233,600.00     7.125      676         80.00
District of Columbia ............        10         3,029,914.09       0.36        302,991.41     6.863      686         79.21
Florida .........................       181        49,503,385.30       5.92        273,499.37     7.056      702         76.47
Georgia .........................        67        13,534,657.18       1.62        202,009.81     7.146      694         78.59
Hawaii ..........................        14         6,289,470.00       0.75        449,247.86     6.729      695         75.01
Idaho ...........................        18         3,594,388.23       0.43        199,688.24     7.513      699         79.09
Illinois ........................       148        38,561,416.02       4.61        260,550.11     7.093      714         78.86
Indiana .........................         8         1,408,423.44       0.17        176,052.93     7.176      703         79.78
Iowa ............................         2           413,772.74       0.05        206,886.37     7.246      706         80.00
Kansas ..........................         3           410,900.00       0.05        136,966.67     7.543      660         83.31
Kentucky ........................         3           372,000.00       0.04        124,000.00     6.133      680         80.00
Louisiana .......................         1           122,400.00       0.01        122,400.00     6.875      757         80.00
Maine ...........................         2           423,577.08       0.05        211,788.54     7.125      763         78.18
Maryland ........................       141        44,212,566.18       5.29        313,564.30     6.870      695         79.37
Massachusetts ...................        45        14,698,086.51       1.76        326,624.14     7.035      709         77.60
Michigan ........................        29         3,446,538.13       0.41        118,846.14     7.141      706         79.81
Minnesota .......................        54        11,267,880.47       1.35        208,664.45     6.593      710         79.26
Missouri ........................        11         2,014,059.20       0.24        183,096.29     6.991      716         79.17
Montana .........................         2           373,600.00       0.04        186,800.00     6.755      712         80.00
North Carolina ..................        26         6,134,407.53       0.73        235,938.75     6.759      740         78.31
North Dakota ....................         1           107,920.00       0.01        107,920.00     6.625      697         80.00
Nevada ..........................        94        30,811,830.23       3.69        327,785.43     6.816      707         76.28
New Hampshire ...................         6         1,141,509.75       0.14        190,251.63     7.129      704         75.35
New Jersey ......................        63        20,355,048.45       2.44        323,096.01     6.798      706         74.27
New Mexico ......................         9         2,252,893.68       0.27        250,321.52     7.120      688         81.61
New York ........................        99        37,213,546.80       4.45        375,894.41     6.766      706         78.17
Ohio ............................        20         3,347,337.78       0.40        167,366.89     6.689      703         79.42
Oregon ..........................        21         3,990,730.98       0.48        190,034.81     6.964      711         80.76
Pennsylvania ....................        19         4,044,229.13       0.48        212,854.16     6.911      716         78.52
Rhode Island ....................         7         1,520,801.67       0.18        217,257.38     7.274      721         80.00
South Carolina ..................        19         6,052,530.18       0.72        318,554.22     6.974      733         74.26
Tennessee .......................         7         1,183,056.00       0.14        169,008.00     7.277      719         82.88
Texas ...........................        37         6,503,828.22       0.78        175,779.14     7.426      701         80.47
Utah ............................        13         3,176,639.22       0.38        244,356.86     7.316      718         79.72
Virginia ........................       123        44,449,562.78       5.32        361,378.56     6.631      705         78.00
Washington ......................        72        21,259,682.21       2.54        295,273.36     6.814      715         79.22
West Virginia ...................         2           450,948.36       0.05        225,474.18     7.289      660         80.00
Wisconsin .......................         7         1,373,884.74       0.16        196,269.25     7.262      698         78.51
Wyoming .........................         1           112,000.00       0.01        112,000.00     6.750      758         80.00
                                    ---------   ----------------   -----------
    Total .......................     2,464     $ 835,631,506.72     100.00%
                                    =========   ================   ===========

                                       18

                                              MORTGAGORS' FICO SCORES FOR THE MORTGAGE LOANS(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                   PERCENT OF                              WEIGHTED
                                                   AGGREGATE        AGGREGATE      AVERAGE      WEIGHTED   AVERAGE      WEIGHTED
                                    NUMBER OF      PRINCIPAL        PRINCIPAL      CURRENT       AVERAGE     FICO        AVERAGE
RANGE OF FICO                       MORTGAGE        BALANCE          BALANCE      PRINCIPAL     MORTGAGE    CREDIT    LOAN-TO-VALUE
CREDIT SCORES                         LOANS       OUTSTANDING      OUTSTANDING     BALANCE        RATE      SCORE         RATIO
---------------------------------   ---------   ----------------   -----------   ------------   --------   --------   --------------

Not available ...................        18     $   6,211,889.17       0.74%     $ 345,104.95     7.585%     N/A         71.14%
620 - 639 .......................       144        45,573,495.58       5.45        316,482.61     7.015      630         73.53
640 - 659 .......................       228        72,120,859.89       8.63        316,319.56     6.895      650         73.29
660 - 679 .......................       316       103,367,831.18      12.37        327,113.39     6.789      670         76.29
680 - 699 .......................       423       147,364,634.42      17.64        348,379.75     6.769      689         76.49
700 - 719 .......................       371       126,960,392.24      15.19        342,211.30     6.761      709         78.16
720 - 739 .......................       324       107,949,547.43      12.92        333,177.62     6.673      729         78.13
740 - 759 .......................       258        89,460,152.21      10.71        346,744.78     6.679      749         76.86
760 - 779 .......................       221        76,094,481.37       9.11        344,318.92     6.636      769         76.97
780 - 799 .......................       122        43,453,623.54       5.20        356,177.24     6.525      788         75.04
800 - 819 .......................        39        17,074,599.69       2.04        437,810.25     6.428      806         70.46
                                    ---------   ----------------   -----------
    Total .......................     2,464     $ 835,631,506.72     100.00%
                                    =========   ================   ===========

____________
(1)   As of the Cut-off Date, the weighted average FICO Credit Score of the
      Mortgage Loans (not including the Mortgage Loans for which the FICO Credit
      Score was not available) was approximately 710.

                                        TYPES OF MORTGAGED PROPERTIES FOR THE MORTGAGE LOANS
------------------------------------------------------------------------------------------------------------------------------------
                                                                   PERCENT OF                              WEIGHTED
                                                   AGGREGATE        AGGREGATE      AVERAGE      WEIGHTED   AVERAGE      WEIGHTED
                                    NUMBER OF      PRINCIPAL        PRINCIPAL      CURRENT       AVERAGE     FICO        AVERAGE
                                    MORTGAGE        BALANCE          BALANCE      PRINCIPAL     MORTGAGE    CREDIT    LOAN-TO-VALUE
PROPERTY TYPE                         LOANS       OUTSTANDING      OUTSTANDING     BALANCE        RATE      SCORE         RATIO
---------------------------------   ---------   ----------------   -----------   ------------   --------   --------   --------------

Two Family Residence ............       102     $  36,926,589.71       4.42%     $ 362,025.39     6.863%     716         76.04%
Three Family Residence ..........        23         8,218,367.88       0.98        357,320.34     7.215      717         67.42
Four Family Residence ...........        14         5,586,800.00       0.67        399,057.14     7.025      728         66.44
Condominium High Rise ...........        40        13,911,574.50       1.66        347,789.36     6.987      723         75.46
Condominium Low Rise ............       294        82,046,885.26       9.82        279,071.04     6.699      713         77.71
Planned Unit Development (PUD) ..       589       206,355,006.75      24.69        350,348.06     6.722      709         77.48
Single Family Residence .........     1,370       473,643,512.58      56.68        345,725.19     6.741      708         75.97
Townhouse .......................        32         8,942,770.04       1.07        279,461.56     6.602      702         74.05
                                    ---------   ----------------   -----------
    Total .......................     2,464     $ 835,631,506.72     100.00%
                                    =========   ================   ===========

                                                   PURPOSES OF THE MORTGAGE LOANS
------------------------------------------------------------------------------------------------------------------------------------
                                                                   PERCENT OF                              WEIGHTED
                                                   AGGREGATE        AGGREGATE      AVERAGE      WEIGHTED   AVERAGE      WEIGHTED
                                    NUMBER OF      PRINCIPAL        PRINCIPAL      CURRENT       AVERAGE     FICO        AVERAGE
                                    MORTGAGE        BALANCE          BALANCE      PRINCIPAL     MORTGAGE    CREDIT    LOAN-TO-VALUE
LOAN PURPOSE                          LOANS       OUTSTANDING      OUTSTANDING     BALANCE        RATE      SCORE         RATIO
---------------------------------   ---------   ----------------   -----------   ------------   --------   --------   --------------

Refinance (Cash Out) ............       499     $ 187,235,890.43      22.41%     $ 375,222.23     6.737%     695         70.89%
Purchase ........................     1,780       562,493,918.43      67.31        316,007.82     6.773      716         79.04
Refinance (Rate/Term) ...........       185        85,901,697.86      10.28        464,333.50     6.601      704         70.56
                                    ---------   ----------------   -----------
    Total .......................     2,464     $ 835,631,506.72     100.00%
                                    =========   ================   ===========

                                       19

                                              OCCUPANCY TYPES FOR THE MORTGAGE LOANS(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                   PERCENT OF                              WEIGHTED
                                                   AGGREGATE        AGGREGATE      AVERAGE      WEIGHTED   AVERAGE      WEIGHTED
                                    NUMBER OF      PRINCIPAL        PRINCIPAL      CURRENT      AVERAGE      FICO        AVERAGE
                                    MORTGAGE        BALANCE          BALANCE      PRINCIPAL     MORTGAGE    CREDIT    LOAN-TO-VALUE
OCCUPANCY TYPE                        LOANS       OUTSTANDING      OUTSTANDING     BALANCE        RATE      SCORE         RATIO
---------------------------------   ---------   ----------------   -----------   ------------   --------   --------   --------------

Investment ......................       255     $  68,343,322.32       8.18%     $ 268,013.03     7.284%     723         70.15%
Primary Home ....................     2,145       740,246,994.24      88.59        345,103.49     6.682      708         77.06
Secondary Home ..................        64        27,041,190.16       3.24        422,518.60     7.152      730         72.35
                                    ---------   ----------------   -----------
    Total .......................     2,464     $ 835,631,506.72     100.00%
                                    =========   ================   ===========

_____________
(1)   Based upon representations of the related mortgagors at the time of origination.

                                           LOAN DOCUMENTATION TYPE FOR THE MORTGAGE LOANS
------------------------------------------------------------------------------------------------------------------------------------
                                                                   PERCENT OF                              WEIGHTED
                                                   AGGREGATE        AGGREGATE      AVERAGE      WEIGHTED   AVERAGE      WEIGHTED
                                    NUMBER OF      PRINCIPAL        PRINCIPAL      CURRENT      AVERAGE      FICO        AVERAGE
                                    MORTGAGE        BALANCE          BALANCE      PRINCIPAL     MORTGAGE    CREDIT    LOAN-TO-VALUE
TYPE OF DOCUMENTATION PROGRAM         LOANS       OUTSTANDING      OUTSTANDING     BALANCE        RATE      SCORE         RATIO
---------------------------------   ---------   ----------------   -----------   ------------   --------   --------   --------------

Full/Alternate ..................       415     $ 118,747,207.16      14.21%     $ 286,137.85     6.615%     713         78.72%
Fast Forward ....................        17        11,628,821.49       1.39        684,048.32     6.170      763         69.76
Stated Income ...................     1,495       503,075,396.53      60.20        336,505.28     6.776      706         77.53
No Ratio ........................       298       118,833,755.20      14.22        398,770.99     6.737      717         75.40
No Income/No Asset ..............       110        35,376,082.57       4.23        321,600.75     6.958      707         73.53
No Documentation ................       129        47,970,243.77       5.74        371,862.35     6.772      718         63.97
                                    ---------   ----------------   -----------
    Total .......................     2,464     $ 835,631,506.72     100.00%
                                    =========   ================   ===========

                                            RANGES OF LOAN AGE FOR THE MORTGAGE LOANS(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                   PERCENT OF                              WEIGHTED
                                                   AGGREGATE        AGGREGATE      AVERAGE      WEIGHTED   AVERAGE      WEIGHTED
                                    NUMBER OF      PRINCIPAL        PRINCIPAL      CURRENT      AVERAGE      FICO        AVERAGE
                                    MORTGAGE        BALANCE          BALANCE      PRINCIPAL     MORTGAGE    CREDIT    LOAN-TO-VALUE
RANGE OF LOAN AGES (MONTHS)           LOANS       OUTSTANDING      OUTSTANDING     BALANCE        RATE      SCORE         RATIO
---------------------------------   ---------   ----------------   -----------   ------------   --------   --------   --------------

0 ...............................     1,660     $ 597,567,972.40      71.51%     $ 359,980.71     6.652%     710         76.05%
1 ...............................       417       132,144,776.27      15.81        316,893.95     6.803      703         76.73
2 ...............................       238        71,740,097.84       8.59        301,428.98     7.052      716         77.64
3 ...............................        74        18,323,416.28       2.19        247,613.73      7.33      721         75.70
4 ...............................        49        10,754,333.71       1.29        219,476.20     7.897      719         78.58
5 ...............................        14         2,678,300.78       0.32        191,307.20     7.598      710         77.58
6 ...............................         5           410,815.65       0.05         82,163.13     8.420      665         80.00
7 ...............................         1           412,931.00       0.05        412,931.00     6.500      688         80.00
8 ...............................         3         1,104,315.67       0.13        368,105.22     7.559      662         84.21
9 ...............................         1           296,000.00       0.04        296,000.00     8.125      694         80.00
10 ..............................         2           198,547.12       0.02         99,273.56     6.645      771         75.84
                                    ---------   ----------------   -----------
 Total ..........................     2,464     $ 835,631,506.72     100.00%
                                    =========   ================   ===========

_____________
(1)   As of the Cut-off Date, the weighted average loan age of the Mortgage
      Loans was approximately zero months.

                                       20

                                                LOAN PROGRAMS FOR THE MORTGAGE LOANS
------------------------------------------------------------------------------------------------------------------------------------
                                                                   PERCENT OF                              WEIGHTED
                                                   AGGREGATE        AGGREGATE      AVERAGE      WEIGHTED   AVERAGE      WEIGHTED
                                    NUMBER OF      PRINCIPAL        PRINCIPAL      CURRENT      AVERAGE      FICO        AVERAGE
                                    MORTGAGE        BALANCE          BALANCE      PRINCIPAL     MORTGAGE    CREDIT    LOAN-TO-VALUE
LOAN PROGRAM                          LOANS       OUTSTANDING      OUTSTANDING     BALANCE        RATE      SCORE         RATIO
---------------------------------   ---------   ----------------   -----------   ------------   --------   --------   --------------

3/1 CMT Interest Only ...........         4     $     929,365.00       0.11%     $ 232,341.25     7.443%     698         80.00%
3/1 LIBOR .......................        15         2,401,289.55       0.29        160,085.97     7.848      665         79.18
3/1 LIBOR 30/40 Balloon .........         4         1,067,920.00       0.13        266,980.00     6.977      678         80.00
3/1 LIBOR Interest Only .........        62        22,645,742.09       2.71        365,253.90     6.542      721         72.85
3/6 LIBOR .......................        18         4,201,841.91       0.50        233,435.66     8.093      723         73.58
3/6 LIBOR Interest Only .........        39         8,856,237.00       1.06        227,083.00     7.289      709         79.43
5/1 CMT Interest Only ...........        22         7,007,688.66       0.84        318,531.30     7.186      717         78.63
5/1 LIBOR .......................       203        52,048,999.60       6.23        256,399.01     6.753      705         75.39
5/1 LIBOR 30/40 Balloon .........        47        14,108,646.58       1.69        300,183.97     6.775      709         76.40
5/1 LIBOR Interest Only .........     1,349       476,999,805.84      57.08        353,595.11     6.664      711         76.95
5/6 LIBOR .......................        65        11,788,482.73       1.41        181,361.27     7.609      698         79.00
5/6 LIBOR Interest Only .........       327        92,318,787.97      11.05        282,320.45     7.223      706         78.23
7/1 LIBOR .......................        31         9,023,590.00       1.08        291,083.55     6.757      709         75.68
7/1 LIBOR 30/40 Balloon .........        10         2,803,672.00       0.34        280,367.20     6.603      713         75.71
7/1 LIBOR Interest Only .........       264       127,090,037.79      15.21        481,401.66     6.527      707         73.08
7/6 LIBOR Interest Only .........         4         2,339,400.00       0.28        584,850.00     6.901      720         78.11
                                    ---------   ----------------   -----------
    Total .......................     2,464     $ 835,631,506.72     100.00%
                                    =========   ================   ===========

                                            PREPAYMENT CHARGE TERMS OF THE MORTGAGE LOANS
------------------------------------------------------------------------------------------------------------------------------------
                                                                   PERCENT OF                              WEIGHTED
                                                   AGGREGATE        AGGREGATE      AVERAGE      WEIGHTED   AVERAGE      WEIGHTED
                                    NUMBER OF      PRINCIPAL        PRINCIPAL      CURRENT      AVERAGE      FICO        AVERAGE
                                    MORTGAGE        BALANCE          BALANCE      PRINCIPAL     MORTGAGE    CREDIT    LOAN-TO-VALUE
PREPAYMENT CHARGE TERM (MONTHS)       LOANS       OUTSTANDING      OUTSTANDING     BALANCE        RATE      SCORE         RATIO
---------------------------------   ---------   ----------------   -----------   ------------   --------   --------   --------------

0 ...............................     1,281     $ 432,262,209.66      51.73%     $ 337,441.23     6.888%     713         76.15%
12-Hard .........................       248        97,805,673.10      11.70        394,377.71     6.682      716         76.29
12-Soft .........................         4         1,250,450.00       0.15        312,612.50     7.469      750         77.32
24-Hard .........................       177        59,902,262.24       7.17        338,430.86     6.597      702         77.64
24-Soft .........................         1           350,249.99       0.04        350,249.99     6.625      711         75.00
36-Hard .........................       678       221,954,220.55      26.56        327,366.11     6.514      703         76.33
36-Soft .........................        63        18,650,674.62       2.23        296,042.45     7.015      714         76.59
60-Hard .........................         5         1,269,591.43       0.15        253,918.29     6.915      679         80.00
60-Soft .........................         7         2,186,175.13       0.26        312,310.73     6.754      703         77.14
                                    ---------   ----------------   -----------
    Total .......................     2,464     $ 835,631,506.72     100.00%
                                    =========   ================   ===========

                                       21

                                               GROSS MARGINS FOR THE MORTGAGE LOANS(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                   PERCENT OF                              WEIGHTED
                                                   AGGREGATE        AGGREGATE      AVERAGE      WEIGHTED   AVERAGE      WEIGHTED
                                    NUMBER OF      PRINCIPAL        PRINCIPAL      CURRENT      AVERAGE      FICO        AVERAGE
                                    MORTGAGE        BALANCE          BALANCE      PRINCIPAL     MORTGAGE    CREDIT    LOAN-TO-VALUE
RANGE OF GROSS MARGINS (%)            LOANS       OUTSTANDING      OUTSTANDING     BALANCE        RATE      SCORE         RATIO
---------------------------------   ---------   ----------------   -----------   ------------   --------   --------   --------------

1.500 - 1.999 ...................         1     $     134,400.00       0.02%     $ 134,400.00     6.875%     647         80.00%
2.000 - 2.499 ...................       500       134,891,177.19      16.14        269,782.35     7.140      710         78.43
2.500 - 2.999 ...................     1,434       550,518,734.99      65.88        383,904.28     6.622      714         74.97
3.000 - 3.499 ...................       392       112,828,312.16      13.50        287,827.33     6.751      697         79.60
3.500 - 3.999 ...................        63        17,846,790.31       2.14        283,282.39     6.897      673         79.99
4.000 - 4.499 ...................        19         5,683,699.39       0.68        299,142.07     7.027      697         76.46
4.500 - 4.999 ...................        10         3,426,758.98       0.41        342,675.90     7.168      705         78.53
5.000 - 5.499 ...................        37         7,779,471.20       0.93        210,255.98     7.695      686         79.67
5.500 - 5.999 ...................         2           676,235.99       0.08        338,118.00     7.689      653         80.00
6.000 - 6.499 ...................         5         1,696,409.00       0.20        339,281.80     7.148      688         80.00
7.000 - 7.499 ...................         1           149,517.51       0.02        149,517.51    10.500      667         51.66
    Total .......................     2,464     $ 835,631,506.72     100.00%
                                    =========   ================   ===========

_____________
(1)   As of the Cut-off Date, the weighted average Gross Margin of the Mortgage
      Loans was approximately 2.786%.

                                      MONTHS TO INITIAL ADJUSTMENT DATE FOR THE MORTGAGE LOANS
------------------------------------------------------------------------------------------------------------------------------------
                                                                   PERCENT OF                              WEIGHTED
                                                   AGGREGATE        AGGREGATE      AVERAGE      WEIGHTED   AVERAGE      WEIGHTED
                                    NUMBER OF      PRINCIPAL        PRINCIPAL      CURRENT      AVERAGE      FICO        AVERAGE
RANGE OF NUMBER OF MONTHS TO        MORTGAGE        BALANCE          BALANCE      PRINCIPAL     MORTGAGE    CREDIT    LOAN-TO-VALUE
INITIAL ADJUSTMENT DATE               LOANS       OUTSTANDING      OUTSTANDING     BALANCE        RATE      SCORE         RATIO
---------------------------------   ---------   ----------------   -----------   ------------   --------   --------   --------------

20 - 29 .........................         1     $     500,000.00       0.06%     $ 500,000.00     7.500%     684         89.29%
30 - 39 .........................       141        39,602,395.55       4.74        280,868.05     6.974      714         74.94
50 - 59 .........................       671       186,473,195.98      22.32        277,903.42     7.065      709         78.20
60 - 69 .........................     1,342       467,799,215.40      55.98        348,583.62     6.660      710         76.60
80 - 89 .........................       309       141,256,699.79      16.90        457,141.42     6.549      708         73.38
                                    ---------   ----------------   -----------
  Total .........................     2,464     $ 835,631,506.72     100.00%
                                    =========   ================   ===========

                                       22

                                          MAXIMUM MORTGAGE RATES FOR THE MORTGAGE LOANS(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                   PERCENT OF                              WEIGHTED
                                                   AGGREGATE        AGGREGATE      AVERAGE      WEIGHTED   AVERAGE      WEIGHTED
                                    NUMBER OF      PRINCIPAL        PRINCIPAL      CURRENT      AVERAGE      FICO        AVERAGE
RANGE OF MAXIMUM MORTGAGE           MORTGAGE        BALANCE          BALANCE      PRINCIPAL     MORTGAGE    CREDIT    LOAN-TO-VALUE
RATE (%)                              LOANS       OUTSTANDING      OUTSTANDING     BALANCE        RATE      SCORE         RATIO
---------------------------------   ---------   ----------------   -----------   ------------   --------   --------   --------------

9.000 - 9.499 ...................         1     $     312,792.00       0.04%     $ 312,792.00     4.375%     782         80.00%
9.500 - 9.999 ...................        10         3,883,986.71       0.46        388,398.67     4.875      759         79.86
10.000 - 10.499 .................        42        16,919,571.22       2.02        402,846.93     5.180      730         77.80
10.500 - 10.999 .................       124        43,325,766.92       5.18        349,401.35     5.776      724         73.61
11.000 - 11.499 .................       390       154,307,181.49      18.47        395,659.44     6.234      716         73.85
11.500 - 11.999 .................       876       320,953,143.21      38.41        366,384.87     6.683      709         76.07
12.000 - 12.499 .................       493       150,636,482.74      18.03        305,550.67     7.112      704         78.33
12.500 - 12.999 .................       221        69,166,519.35       8.28        312,970.68     7.322      698         78.21
13.000 - 13.499 .................        82        22,428,130.98       2.68        273,513.79     7.470      694         76.95
13.500 - 13.999 .................       117        33,489,534.61       4.01        286,235.34     7.717      701         78.51
14.000 - 14.499 .................        61        12,288,860.99       1.47        201,456.74     8.194      718         77.48
14.500 - 14.999 .................        39         7,095,065.16       0.85        181,924.75     8.558      726         79.46
15.000 - 15.499 .................         6           529,497.62       0.06         88,249.60     9.286      644         79.44
15.500 - 15.999 .................         1           145,456.21       0.02        145,456.21     9.500      719         80.00
16.500 - 16.999 .................         1           149,517.51       0.02        149,517.51    10.500      667         51.66
                                    ---------   ----------------   -----------
    Total .......................     2,464     $ 835,631,506.72     100.00%
                                    =========   ================   ===========

_____________
(1)   As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the
      Mortgage Loans was approximately 11.872%.

                                         INITIAL PERIODIC RATE CAP FOR THE MORTGAGE LOANS(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                   PERCENT OF                              WEIGHTED
                                                   AGGREGATE        AGGREGATE      AVERAGE      WEIGHTED   AVERAGE      WEIGHTED
                                    NUMBER OF      PRINCIPAL        PRINCIPAL      CURRENT      AVERAGE      FICO        AVERAGE
INITIAL                             MORTGAGE        BALANCE          BALANCE      PRINCIPAL     MORTGAGE    CREDIT    LOAN-TO-VALUE
PERIODIC RATE CAP (%)                 LOANS       OUTSTANDING      OUTSTANDING     BALANCE        RATE      SCORE         RATIO
---------------------------------   ---------   ----------------   -----------   ------------   --------   --------   --------------

2.000 ...........................       110     $  32,518,849.43       3.89%     $ 295,625.90     6.849%     713         74.88%
3.000 ...........................         7         1,251,909.51       0.15        178,844.22     7.191      718         76.62
4.000 ...........................         4           685,600.00       0.08        171,400.00     7.000      728         78.71
5.000 ...........................     2,103       734,675,094.47      87.92        349,346.22     6.682      709         76.30
6.000 ...........................       240        66,500,053.31       7.96        277,083.56     7.406      713         77.45
                                    ---------   ----------------   -----------
    Total .......................     2,464     $ 835,631,506.72     100.00%
                                    =========   ================   ===========

_____________
(1)   As of the Cut-off Date, the weighted average Initial Periodic Rate Cap of the Mortgage Loans was approximately 4.959%.

                                       SUBSEQUENT PERIODIC RATE CAP FOR THE MORTGAGE LOANS(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                   PERCENT OF                              WEIGHTED
                                                   AGGREGATE        AGGREGATE      AVERAGE      WEIGHTED   AVERAGE      WEIGHTED
                                    NUMBER OF      PRINCIPAL        PRINCIPAL      CURRENT      AVERAGE      FICO        AVERAGE
RANGES OF SUBSEQUENT                MORTGAGE        BALANCE          BALANCE      PRINCIPAL     MORTGAGE    CREDIT    LOAN-TO-VALUE
PERIODIC RATE CAP (%)                 LOANS       OUTSTANDING      OUTSTANDING     BALANCE        RATE      SCORE         RATIO
---------------------------------   ---------   ----------------   -----------   ------------   --------   --------   --------------

1.000 ...........................       229     $  58,514,629.30       7.00%     $ 255,522.40     7.215%     698         79.37%
2.000 ...........................     2,235       777,116,877.42      93.00        347,703.30     6.712      711         76.11
                                    ---------   ----------------   -----------
    Total .......................     2,464     $ 835,631,506.72     100.00%
                                    =========   ================   ===========

_____________
(1)   As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap of the Mortgage Loans was approximately 1.930%.

                                       23

                                                         ORIGINATION CHANNEL
------------------------------------------------------------------------------------------------------------------------------------
                                                                   PERCENT OF                              WEIGHTED
                                                   AGGREGATE        AGGREGATE      AVERAGE      WEIGHTED   AVERAGE      WEIGHTED
                                    NUMBER OF      PRINCIPAL        PRINCIPAL      CURRENT      AVERAGE      FICO        AVERAGE
                                    MORTGAGE        BALANCE          BALANCE      PRINCIPAL     MORTGAGE    CREDIT    LOAN-TO-VALUE
ORIGINATION CHANNELS                  LOANS       OUTSTANDING      OUTSTANDING     BALANCE        RATE      SCORE         RATIO
---------------------------------   ---------   ----------------   -----------   ------------   --------   --------   --------------

Conduit .........................       691     $ 187,637,983.68      22.45%     $ 271,545.56     7.147%     710         78.26%
Correspondent ...................       549       213,296,301.20      25.53        388,517.85      6.66      713         76.23
Consumer Direct .................        44        15,574,863.40       1.86        353,974.17      6.69      690         73.27
Mortgage Professionals ..........     1,180       419,122,358.44      50.16        355,188.44     6.614      709         75.65
                                    ---------   ----------------   -----------
    Total .......................     2,464     $ 835,631,506.72     100.00%
                                    =========   ================   ===========

                                       24

ASSIGNMENT OF THE MORTGAGE LOANS

      Pursuant to the pooling and servicing agreement, on the closing date the depositor will assign without recourse to the trustee in trust for the benefit of the certificateholders all interest of the depositor in each Mortgage Loan and all interest in all other assets included in IndyMac INDX Mortgage Loan
Trust 2006-AR29. This assignment will include all scheduled payments received on account of the Mortgage Loans that were due after the Cut-off Date but will not include any scheduled payments due on or before the Cut-off Date.

      In connection with the assignment of the Mortgage Loans, the depositor will deliver or cause to be delivered to the trustee the mortgage file, which contains among other things, the original mortgage note (and any modification or amendment to it) endorsed in blank without recourse, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost, the original mortgage creating a first lien on the related mortgaged property with evidence of recording indicated thereon, an assignment in recordable form of the mortgage, the title policy with respect to the related mortgaged property and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to the mortgage note and mortgage (except for any documents not returned from the public recording office, which will be delivered to the trustee as soon as they are available to the depositor). With respect to up to 30% of the Mortgage
Loans, the depositor may deliver all or a portion of each related mortgage file to the trustee not later than five business days after the closing date.
Assignments of the Mortgage Loans to the trustee (or its nominee) generally will not be recorded in a public office for real property records in California and other states where, in the opinion of counsel, recording is not required to protect the trustee's interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the seller. Under certain circumstances specified in the pooling and servicing agreement, the assignments will be recorded (at the Servicer's expense).

      The trustee will review each mortgage file within 90 days of the closing date (or promptly after the trustee's receipt of any document permitted to be delivered after the closing date) and if any document in a mortgage file is found to be missing or defective in a material respect adverse to the interests of the certificateholders in the related Mortgage Loan and the seller does not cure the defect within 90 days of notice of the defect from the trustee (or within such longer period not to exceed 720 days after the closing date as provided in the pooling and servicing agreement in the case of missing documents not returned from the public recording office), the seller will be obligated to repurchase the related Mortgage Loan from the issuing entity. The trustee will hold the Mortgage Loan documents in trust for the benefit of the certificateholders in accordance with its customary procedures, including storing the documents in fire-resistant facilities. Rather than repurchase the
Mortgage Loan as provided above, the seller may remove the Mortgage Loan
(referred to as a deleted Mortgage Loan) from the issuing entity and substitute in its place another Mortgage Loan (referred to as a replacement Mortgage Loan);
however, substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the trustee to the effect that the substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Code. Any replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the pooling and servicing agreement,

o   have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the deleted Mortgage Loan (the amount of any shortfall to be deposited by the seller in the Certificate Account and held for distribution to the certificateholders on the related
    Distribution Date (a "SUBSTITUTION ADJUSTMENT AMOUNT")),

o   have a Mortgage Rate not lower than, and not more than 1% per annum higher than, that of the deleted Mortgage Loan,

o   have a Maximum Mortgage Rate not more than 1% per annum higher than and not lower than the Maximum Mortgage Rate of the deleted Mortgage Loan,

o   have a Minimum Mortgage Rate not lower than, and not more than 1% per annum higher than the Minimum Mortgage Rate of the deleted Mortgage Loan,

o   have the same Mortgage Index, reset period and periodic rate cap as the deleted mortgage loan and a Gross

                                       25

    Margin not more than 1% per annum higher or lower than that of the deleted mortgage loan,

o   have a Mortgage Rate not lower than, and not more than 1% per annum higher than that of the deleted mortgage loan,

o   have a Loan-to-Value Ratio not higher than that of the deleted Mortgage
    Loan,

o   have a remaining term to maturity not more than one year greater than (nor more than one year less than) that of the deleted Mortgage Loan, and

o   comply with all of the representations and warranties set forth in the pooling and servicing agreement as of the date of substitution.

      This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the trustee for a material omission of, or a material defect in, a mortgage loan document.

      Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the trustee and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of such mortgage, above, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS(R) System. In addition, the mortgages for some or all of the Mortgage Loans in the issuing entity that are not already held through the MERS(R) System may, at the discretion of the
Servicer, in the future be held through the MERS(R) System. For any mortgage held through the MERS(R) System, the mortgage is recorded in the name of
Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the Mortgage Loan, and subsequent assignments of the mortgage were, or in the future may be, at the discretion of the Servicer, registered electronically through the MERS(R) System. For each of the Mortgage Loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the Mortgage Loan.

                                   THE SELLER

      IndyMac Bank will be the seller of the Mortgage Loans. The principal executive offices of the Seller are located at 888 East Walnut Street, Pasadena,
California 91101-7211. IndyMac Bank is a wholly-owned subsidiary of IndyMac
Intermediate Holdings, Inc., which is a wholly-owned subsidiary of IndyMac
Bancorp, Inc. The business now operated by IndyMac Bank began in 1993. On July
1, 2000, this business was transferred by a predecessor company to IndyMac Bank and began operation as a federal savings bank.

ORIGINATION PROCESS

      IndyMac Bank acquires mortgage loans principally through four channels:
mortgage professionals, consumer direct, correspondent and conduit. IndyMac Bank also acquires a relatively small number of mortgage loans through other channels.

      Mortgage professionals: Mortgage brokers, mortgage bankers, financial institutions and homebuilders who have taken applications from prospective borrowers and submitted those applications to IndyMac Bank.

      Consumer direct: Mortgage loans initiated through direct contact with the borrower. This contact may arise from internet advertising and IndyMac Bank website traffic, affinity relationships, company referral programs, realtors and through its Southern California retail banking branches.

      Correspondent: Mortgage brokers, mortgage bankers, financial institutions and homebuilders who sell previously funded mortgage loans to IndyMac Bank.

      Conduit: IndyMac Bank acquires pools of mortgage loans in negotiated transactions either with the original mortgagee or an intermediate owner of the mortgage loans.

                                       26

      IndyMac Bank approves each mortgage loan seller prior to the initial transaction on the basis of the seller's financial and management strength, reputation and prior experience. Sellers are periodically reviewed and if their performance, as measured by compliance with the applicable loan sale agreement, is unsatisfactory, IndyMac Bank will cease doing business with them.

UNDERWRITING PROCESS

      Mortgage loans that are acquired by IndyMac Bank are underwritten by
IndyMac Bank according to IndyMac Bank's underwriting guidelines, which also accept mortgage loans meeting Fannie Mae or Freddie Mac guidelines regardless of whether such mortgage loans would otherwise meet IndyMac Bank's guidelines, or pursuant to an exception to those guidelines based on IndyMac Bank's procedures for approving such exceptions. Conventional mortgage loans are loans that are not insured by the FHA or partially guaranteed by the VA. Conforming mortgage loans are loans that qualify for sale to Fannie Mae and Freddie Mac, whereas non-conforming mortgage loans are loans that do not so qualify. Non-conforming mortgage loans originated or purchased by IndyMac Bank pursuant to its underwriting programs typically differ from conforming loans primarily with respect to loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent that these programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of loans made pursuant to these different underwriting standards may reflect higher delinquency rates and/or credit losses.

      IndyMac Bank has two principal underwriting methods designed to be responsive to the needs of its mortgage loan customers: traditional underwriting and e-MITS (Electronic Mortgage Information and Transaction System)
underwriting. E-MITS is an automated, internet-based underwriting and risk-based pricing system. IndyMac Bank believes that e-MITS generally enables it to estimate expected credit loss, interest rate risk and prepayment risk more objectively than traditional underwriting and also provides consistent underwriting decisions. IndyMac Bank has procedures to override an e-MITS decision to allow for compensating factors.

      IndyMac Bank's underwriting criteria for traditionally underwritten mortgage loans includes an analysis of the borrower's credit history, ability to repay the mortgage loan and the adequacy of the mortgaged property as collateral. Traditional underwriting decisions are made by individuals authorized to consider compensating factors that would allow mortgage loans not otherwise meeting IndyMac Bank's guidelines.

      In determining a borrower's FICO Credit Score, IndyMac Bank generally selects the middle credit score of the scores provided by each of the three major U.S. credit repositories (Equifax, TransUnion and Experian) for each borrower, and then selects the lowest of these scores. In some instances,
IndyMac Bank selects the middle score of the borrower with the largest amount of qualifying income among all of the borrowers on the mortgage loan. A FICO Credit
Score might not be available for a borrower due to insufficient credit information on file with the credit repositories. In these situations, IndyMac
Bank will establish a borrower's credit history through documentation of alternative sources of credit such as utility payments, auto insurance payments and rent payments. In addition to the FICO Credit Score, other information regarding a borrower's credit quality is considered in the loan approval process, such as the number and degree of any late mortgage or rent payments within the preceding 12-month period, the age of any foreclosure action against any property owned by the borrower, the age of any bankruptcy action, the number of seasoned tradelines reflected on the credit report and any outstanding judgments, liens, charge-offs or collections.

      For each mortgage loan with a Loan-to-Value Ratio at origination exceeding
80%, IndyMac Bank will usually require a primary mortgage guarantee insurance policy that conforms to the guidelines of Fannie Mae and Freddie Mac. After the date on which the Loan-to-Value Ratio of a mortgage loan is 80% or less, either because of principal payments on the mortgage loan or because of a new appraisal of the mortgaged property, no primary mortgage guaranty insurance policy will be required on that mortgage loan.

      All of the insurers that have issued primary mortgage guaranty insurance policies with respect to the mortgage loans meet Fannie Mae's or Freddie Mac's standards or are acceptable to the Rating Agencies. In some circumstances, however, IndyMac Bank does not require primary mortgage guaranty insurance on mortgage loans with Loan-to-Value Ratios greater than 80%.

                                       27

      IndyMac Bank purchases loans that have been originated under one of seven documentation programs: Full/Alternate, FastForward, Limited, Stated Income, No
Ratio, No Income/No Asset and No Doc. In general, documentation types that provide for less than full documentation of employment, income and liquid assets require higher credit quality and have lower loan-to-value ratios and loan amount limits.

      Under the Full/Alternate Documentation Program, the prospective borrower's employment, income and assets are verified through written documentation such as tax returns, pay stubs or W-2 forms. Generally, a two-year history of employment or continuous source of income is required to demonstrate adequacy and continuance of income. Borrowers applying under the Full/Alternate Documentation
Program may, based on certain loan characteristics and higher credit quality, qualify for IndyMac Bank's FastForward program and be entitled to income and asset documentation relief. Borrowers who qualify for FastForward must state their income, provide a signed Internal Revenue Service Form 4506 (authorizing
IndyMac Bank to obtain copies of their tax returns), and state their assets.
IndyMac Bank does not require any verification of income or assets under this program.

      The Limited Documentation Program is similar to the Full/Alternate
Documentation Program except that borrowers generally must document income and employment for one year (rather than two, as required by the Full/Alternate
Documentation Program). Borrowers under the Limited Documentation Program may use bank statements to verify their income and employment. If applicable, written verification of a borrower's assets is required under this program.

      The Stated Income Documentation Program requires prospective borrowers to provide information regarding their assets and income. Information regarding a borrower's assets, if applicable, is verified through written communications.
Information regarding income is not verified and employment verification may not be written.

      The No Ratio Program requires prospective borrowers to provide information regarding their assets, which is then verified through written communications.
The No Ratio Program does not require prospective borrowers to provide information regarding their income, but verification of employment may not be written.

      Under the No Income/No Asset Documentation Program and the No Doc
Documentation Program, emphasis is placed on the credit score of the prospective borrower and on the value and adequacy of the mortgaged property as collateral, rather than on the income and the assets of the prospective borrower.
Prospective borrowers are not required to provide information regarding their assets or income under either program, although under the No Income/No Asset
Documentation Program, employment is orally verified.

      IndyMac Bank generally will re-verify income, assets, and employment for mortgage loans it acquires through the wholesale channel, but not for mortgage loans acquired through other channels.

      Maximum loan-to-value and combined loan-to-value ratios and loan amounts are established according to the occupancy type, loan purpose, property type,
FICO Credit Score, number of previous late mortgage payments, and the age of any bankruptcy or foreclosure actions. Additionally, maximum total monthly debt payments-to-income ratios and cash-out limits may be applied. Other factors may be considered in determining loan eligibility such as a borrower's residency and immigration status, whether a non-occupying borrower will be included for qualification purposes, sales or financing concessions included in any purchase contract, the acquisition cost of the property in the case of a refinance transaction, the number of properties owned by the borrower, the type and amount of any subordinate mortgage, the amount of any increase in the borrower's monthly mortgage payment compared to previous mortgage or rent payments and the amount of disposable monthly income after payment of all monthly expenses.

      To determine the adequacy of the property to be used as collateral, an appraisal is generally made of the subject property in accordance with the
Uniform Standards of Profession Appraisal Practice. The appraiser generally inspects the property, analyzes data including the sales prices of comparable properties and issues an opinion of value using a Fannie Mae/Freddie Mac appraisal report form, or other acceptable form. In some cases, an automated valuation model (AVM) may be used in lieu of an appraisal. AVMs are computer programs that use real estate information, such as demographics, property characteristics, sales prices, and price trends to calculate a value

                                       28

for the specific property. The value of the property, as indicated by the appraisal or AVM, must support the loan amount.

      Underwriting procedures vary by channel of origination. Generally, mortgage loans originated through the mortgage professional channel will be submitted to e-MITS for assessment and subjected to a full credit review and analysis. Mortgage loans that do not meet IndyMac Bank's guidelines may be manually re-underwritten and approved under an exception to those underwriting guidelines. Mortgage loans originated through the consumer direct channel are subjected to essentially the same procedures, modified as necessary to reflect the fact that no third-party contributes to the preparation of the credit file.

      IndyMac Bank currently operates two mortgage loan purchase programs as part of its correspondent channel:

      1.    Prior Approval Program. Under this program, IndyMac Bank performs a full credit review and analysis of each mortgage loan generally with the same procedures used for mortgage loans originated through the mortgage professionals channel. Only after IndyMac Bank issues an approval notice to a loan originator is a mortgage loan eligible for purchase pursuant to this program.

      2.    Preferred Delegated Underwriting Program. Under this program, loan originators that meet certain eligibility requirements are allowed to tender mortgage loans for purchase without the need for IndyMac Bank to verify mortgagor information. The eligibility requirements for participation in the
Preferred Delegated Underwriting Program vary based on the net worth of the loan originators with more stringent requirements imposed on loan originators with a lower net worth. Loan originators are required to submit a variety of information to IndyMac Bank for review, including their current audited financial statements, their quality control policies and procedures, their current errors and omissions/fidelity insurance coverage evidencing blanket coverage in a minimum amount of $300,000, at least three underwriters' resumes showing at least three years experience or a direct endorsement designation, and at least two references from mortgage insurance companies. Loan originators are required to have an active, traditional warehouse line of credit, which is verified together with the bailee letter and wire instructions. IndyMac Bank requires each loan originator to be recertified on an annual basis to ensure that it continues to meet the minimum eligibility guidelines for the Preferred
Delegated Underwriting Program.

      Under the Preferred Delegated Underwriting Program, each eligible loan originator is required to underwrite mortgage loans in compliance with IndyMac
Bank's underwriting guidelines usually by use of e-MITS or, infrequently, by submission of the mortgage loan to IndyMac Bank for traditional underwriting. A greater percentage of mortgage loans purchased pursuant to this program are selected for post-purchase quality control review than for the other program.

      Mortgage loans originated through the conduit channel were generally initially underwritten by the seller to the seller's underwriting guidelines.
IndyMac Bank reviews each seller's guidelines for acceptability, and these guidelines generally meet industry standards and incorporate many of the same factors used by Fannie Mae, Freddie Mac and IndyMac Bank. Each mortgage loan is re-underwritten by IndyMac Bank for compliance with its guidelines based only on the objective characteristics of the mortgage loan, such as FICO, documentation type, loan-to-value ratio, etc., but without reassessing the underwriting procedures originally used. In addition, a portion of the mortgage loans acquired from a seller are subjected to a full re-underwriting.

      Exceptions to underwriting standards are permitted in situations in which compensating factors exist. Examples of these factors are significant financial reserves, a low loan-to-value ratio, significant decrease in the borrower's monthly payment and long-term employment with the same employer.

REPRESENTATIONS BY SELLER; REPURCHASES, ETC.

      The seller represents that immediately before the assignment of the
Mortgage Loans to the depositor, it will have good title to, and will be the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest and will have full right and authority, subject to no interest or participation of, or

                                       29

agreement with, any other party, to sell and assign the Mortgage Loans pursuant to the pooling and servicing agreement.

      In the event of a breach of any representation or warranty in respect of a
Mortgage Loan that materially and adversely affects the interests of the certificateholders, the seller will be obligated, in accordance with the pooling and servicing agreement, to cure that breach, to repurchase the Mortgage Loan at the purchase price or to substitute a qualified mortgage loan for the Mortgage
Loan.

                           SERVICING OF MORTGAGE LOANS

THE SERVICER

      IndyMac Bank will act as servicer under the pooling and servicing agreement (in such capacity, the "SERVICER"). The principal executive offices of the Servicer are located at 888 East Walnut Street, Pasadena, California
91101-7211. IndyMac Bank has been servicing mortgage loans since 1993 and servicing mortgage loans directly (servicing without the use of a subservicer)
since 1998. It is expected that on the closing date the Servicer will be the only entity servicing the Mortgage Loans. As of the date of this free writing prospectus, IndyMac Bank is rated (x) by Fitch, "RPS2+" as a servicer of alt/A, prime and subprime mortgage loans, (y) by Moody's, "SQ2" as a primary servicer of prime and subprime first lien mortgage loans and "SQ3" as a special servicer and (z) by S&P, "above average/stable" as a primary servicer and
"average/stable" as a master servicer and special servicer.

      The Servicer will be responsible for servicing the Mortgage Loans in accordance with the terms set forth in the pooling and servicing agreement employing the same degree of skill and care that it employs in servicing other mortgage loans comparable to the Mortgage Loans serviced by the Servicer for itself or others. The Servicer has agreed to represent and protect the interest of the trustee in the Mortgage Loans in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan.

      If any servicing transfer were to occur, there may be an increase in delinquencies and defaults due to misapplied or lost payments, data input errors, system incompatibilities or otherwise. Although any increase in delinquencies is expected to be temporary, there can be no assurance as to the duration or severity of any disruption in servicing the applicable Mortgage
Loans as a result of any servicing transfer. See also "Risk Factors--Bankruptcy or Insolvency May Affect the Timing and Amount of Distributions on the
Certificates" in the prospectus.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The expense fees are payable out of the interest payments on each Mortgage
Loan. As of the Cut-off Date, the weighted average rate at which the expense fees accrue (referred to as the "EXPENSE FEE RATE") is equal to approximately
0.3785% per annum. The expense fees consist of (a) the servicing fee and (b)
fees payable to the trustee in respect of its activities as trustee under the pooling and servicing agreement in an amount of 0.0035% per annum of the Stated
Principal Balance of each Mortgage Loan (the "TRUSTEE FEE"). The servicing fee rate will be 0.3750% per annum. The Servicer is obligated to pay certain ongoing expenses associated with the issuing entity and incurred by the Servicer in connection with its responsibilities under the pooling and servicing agreement and those amounts will be paid by the Servicer out of its fee. The amount of the
Servicer's servicing compensation is subject to adjustment with respect to prepaid mortgage loans, as described in this free writing prospectus under
"--Adjustment to Servicing Compensation in Connection with Certain Prepaid
Mortgage Loans." The Servicer will also be entitled to receive late payment fees, assumption fees and other similar charges (excluding prepayment charges).
The Servicer will be entitled to receive all reinvestment income earned on amounts on deposit in the collection account and the Certificate Account and the
Distribution Account and Excess Proceeds with respect to the Mortgage Loans as described in this free writing prospectus under "Description of the
Certificates--Fees and Expenses."

                                       30

ADJUSTMENT TO SERVICING COMPENSATION IN CONNECTION WITH CERTAIN PREPAID MORTGAGE
LOANS

      When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Similarly, if the Servicer purchases a Mortgage Loan as described in this free writing prospectus under "--Certain Modifications and
Refinancings," the issuing entity is entitled to the interest paid by the borrower only to the date of purchase. Except with respect to the month of the
Cut-off Date, principal prepayments by borrowers received by the Servicer from the first day through the fifteenth day of a calendar month will be distributed to certificateholders on the Distribution Date in the same month in which the prepayments on such Mortgage Loans are received and, accordingly, no shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid Mortgage Loans will result. Conversely, principal prepayments on such Mortgage Loans received by the Servicer from the sixteenth day (or, in the case of the first Distribution Date, from the Cut-off Date) through the last day of a calendar month will be distributed to certificateholders on the
Distribution Date in the month following the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to certificateholders with respect to such prepaid Mortgage Loans would result. To offset any interest shortfall to certificateholders as a result of any prepayments, the Servicer will be required to reduce its servicing compensation, but the reduction for any
Distribution Date will be limited to an amount (the "COMPENSATING INTEREST")
equal to the product of

o   0.125% multiplied by

o   one-twelfth multiplied by

o   the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the prior month.

If shortfalls in interest as a result of prepayments in any month exceed the
Compensating Interest for such month, the amount of interest to be distributed to certificateholders will be reduced by the amount of the excess and no amounts will be due or paid with respect to such reduction on future Distribution Dates.

ADVANCES

      Except as described below, the Servicer will be required to advance prior to each Distribution Date from its own funds or funds in the Certificate Account that are not required to be distributed on that Distribution Date, an amount
(referred to as an "ADVANCE") equal to

o   all of the payments of principal and interest on the Mortgage Loans due but delinquent as of the "DETERMINATION DATE" (which will be the 18th of the month or, if the 18th is not a business day, the next business day after the
    18th day of the month)

      minus

o   the servicing fee for those Mortgage Loans for the period

      plus

o   an amount equivalent to interest (net of the servicing fee) on each Mortgage
    Loan as to which the mortgaged property has been acquired by the issuing entity (through foreclosure or deed-in-lieu of foreclosure).

      Advances are intended to maintain a regular flow of scheduled interest and principal distributions on the certificates rather than to guarantee or insure against losses. The Servicer is obligated to make advances with respect to delinquent payments of principal of or interest on each Mortgage Loan only to the extent that advances made on that Mortgage Loan are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Servicer determines on any Determination Date to make an advance, that advance will be included with the distribution to certificateholders on the related Distribution
Date. Any failure by the Servicer to make a deposit in the Certificate Account as required under the pooling and servicing agreement, including any failure to make an advance, will constitute an event of default under

                                       31

the pooling and servicing agreement if such failure remains unremedied for five days after written notice of such failure. If the Servicer is terminated as a result of the occurrence of an event of default, the trustee or the successor servicer will be obligated to make any required advance, in accordance with the terms of the pooling and servicing agreement. An advance will be reimbursed from the payments on the Mortgage Loan with respect to which the advance was made.
However, if an advance is determined to be nonrecoverable and the Servicer delivers an officer's certificate to the trustee indicating that the advance is nonrecoverable, the Servicer will be entitled to withdraw from the Certificate
Account an amount equal to the nonrecoverable advance. Reimbursement for advances and nonrecoverable advances will be made prior to distributions on the certificates.

CERTAIN MODIFICATIONS AND REFINANCINGS

      The servicer may modify any Mortgage Loan at the request of the related mortgagor, provided that the servicer purchases the Mortgage Loan from the issuing entity immediately preceding the modification and the modification is in lieu of a refinancing. Modification of a Mortgage Loan may be made to change the interest rate on the related Mortgage Loan or to alter any other characteristics of the Mortgage Loans as, for example, to change the terms relating to the adjustment of the mortgage interest rate. The Servicer attempts to identify mortgagors who are likely to refinance their Mortgage Loans (and therefore cause a prepayment in full) and inform them of the availability of the option of modification in lieu of refinancing. Mortgagors who are informed of this option are more likely to request a modification than mortgagors who are not so informed. Any purchase of a Mortgage Loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that Mortgage Loan, plus accrued and unpaid interest on the Mortgage Loan up to the first day of the month in which the proceeds are to be distributed at the applicable net mortgage rate, net of any unreimbursed advances of principal and interest on the Mortgage
Loan made by the servicer. The servicer will deposit the purchase price in the
Certificate Account within one business day of the purchase of that Mortgage
Loan. The purchase price will be treated by the servicer as a prepayment in full of the related Mortgage Loan, and will be distributed by the Trustee in accordance with the pooling and servicing agreement. Purchases of Mortgage Loans may occur when prevailing interest rates are below the interest rates on the
Mortgage Loans and mortgagors request modifications as an alternative to refinancings. The servicer will indemnify the issuing entity against liability for any prohibited transactions taxes and any interest, additions or penalties imposed on any REMIC as a result of any modification or purchase.

PREPAYMENT CHARGES

      A portion of the Mortgage Loans provide for the payment of a prepayment charge if the related mortgagor prepays such Mortgage Loans during a period ranging from one year to five years after origination. The prepayment charges that are imposed on such Mortgage Loans can either be hard prepayment charges or soft prepayment charges. With respect to Mortgage Loans that impose soft prepayment charges, the mortgagor is only required to pay a prepayment charge if the mortgagor prepays the Mortgage Loan for a reason other than as a result of selling the mortgaged property. Mortgage Loans that impose hard prepayment charges require the payment of a prepayment charge in connection with any prepayment, regardless of the reason for that prepayment. Approximately 2.69% of the Mortgage Loans (by aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) have soft prepayment charges and approximately 45.56% of the Mortgage Loans (by aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date) have hard prepayment charges. Any prepayment charges will not be distributed to any of the offered certificates, will be distributed to the Class P-1 and Class P-2 Certificates.

DEFAULT MANAGEMENT SERVICES

      In connection with the servicing of defaulted Mortgage Loans, the Servicer may perform certain default management and other similar services (including, but not limited to, appraisal services) and may act as a broker in the sale of mortgaged properties related to those Mortgage Loans. The Servicer will be entitled to reasonable compensation for providing those services, in addition to the servicing compensation described in this free writing prospectus.

                                       32

                                   THE SPONSOR

      The sponsor is IndyMac Bank. The sponsor is the same entity as the seller and the Servicer of the Mortgage Loans, and is the parent company of the depositor. The sponsor has been the sponsor of securitizations backed by residential mortgage loans since 1993. The following table describes the approximate volume of mortgage loan securitizations sponsored by IndyMac Bank since 2002.

                          YEAR        APPROXIMATE VOLUME
                      ------------  ----------------------
                          2002          $6.25 billion
                          2003          $5.78 billion
                          2004          $16.03 billion
                          2005          $31.37 billion

      As the sponsor, IndyMac Bank originates and acquires mortgage loans and initiates their securitization by transferring the mortgage loans to the depositor. The mortgage loans are then transferred to the issuing entity for the related securitization. The sponsor works with underwriters and rating agencies in structuring their securitization transactions.

                                STATIC POOL DATA

      Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for IndyMac Bank is available on the internet at
http://regab.indymacbank.com/. Each of these securitizations is unique, and the characteristics of each securitized mortgage pool varies from each other as well as from the Mortgage Loans to be included in the issuing entity that will issue the certificates offered by this free writing prospectus. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior securitizations is likely to not be indicative of the future performance of the Mortgage Loans.

      This static pool data is not deemed part of the prospectus or the registration statement of which the prospectus is a part to the extent that the static pool data relates to:

o   prior securitized pools of IndyMac Bank, F.S.B. that do not include the
    Mortgage Loans and that were established before January 1, 2006; or

o   in the case of information regarding the Mortgage Loans, information about the Mortgage Loans for periods before January 1, 2006.

                                  THE DEPOSITOR

      The depositor is IndyMac MBS, Inc., a Delaware corporation that is a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155
North Lake Avenue, Pasadena, California 91101, and its telephone number is (800)
669-2300. The depositor will not have any business operations other than securitizing mortgage assets and related activities.

                               THE ISSUING ENTITY

      In connection with the issuance of the certificates, the depositor will form IndyMac INDX Mortgage Loan Trust 2006-AR29, a common law trust created under the laws of the State of New York pursuant to the pooling and servicing agreement. The trustee serves as trustee of the issuing entity and acts on behalf of the issuing entity as the issuing entity does not have any directors, officers or employees. The fiscal year end of the issuing entity is December 31.

      The issuing entity's activities are limited to the transactions and activities entered into in connection with the securitization described in this free writing prospectus, and except for those activities, the issuing entity is not

                                       33

authorized and has no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the issuing entity is not permitted to hold any assets, or incur any liabilities, other than those described in this free writing prospectus. Because the issuing entity is created pursuant to the pooling and servicing agreement, the issuing entity and its permissible activities can only be amended or modified by amending the pooling and servicing agreement.

      Because the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether the issuing entity would be characterized as a "business trust."

                                   THE TRUSTEE

      Deutsche Bank National Trust Company ("DBNTC" or the "TRUSTEE") will act as trustee, calculation agent and custodian. DBNTC is a national banking association which has an office in Santa Ana, California. DBNTC has previously been appointed to the role of trustee for numerous mortgage-backed transactions since 1991. As custodian, DBNTC will maintain the mortgage files in secure, fire-resistant facilities. DBNTC will not physically segregate the mortgage files in DBNTC's custody and the mortgage files will be kept in shared facilities. DBNTC's proprietary document tracking system will show the location within DBNTC's facilities of each mortgage file held by the trustee on behalf of the trust. DBNTC has no legal proceeding that would materially affect its ability to perform its duties as trustee, calculation agent or custodian. DBNTC may perform certain of its obligations through one or more third party vendors.
However, DBNTC will remain liable for the duties and obligations required of it under the pooling and servicing agreement. The depositor and the servicer may maintain other banking relationships in the ordinary course of business with
DBNTC.

      Offered certificates may be surrendered at the offices designated by the trustee from time to time for such purposes, which as of the closing date is of the trustee located at DB Services Tennessee, 648 Grassmere Park Rd., Nashville,
TN 37211-3658, Attention: Transfer Unit, or at any other address the trustee designates from time to time. Correspondence may be directed to the trustee at its corporate trust office located at 1761 East St. Andrew Place, Santa Ana,
California 92705, Attention: Trust Administration IN06AT. Certificateholders may
access monthly statements from the trustee's website
(https://www.tss.db.com/invr). Certificateholders may obtain assistance in operating the trustee's website by calling the trustee's investor relations desk at (800) 735-7777.

      In addition to the duties described elsewhere in this free writing prospectus and the prospectus, the trustee will perform many services on behalf of the issuing entity pursuant to the pooling and servicing agreement. The trustee will be responsible for (x) calculating and paying principal and interest distributions to each certificateholder, (y) preparing and filing all income tax returns and (z) the preparation of monthly statements to certificateholders.

      The trustee will be liable for its own negligent action, its own negligent failure to act or its own willful misconduct. However, the trustee will not be liable, individually or as trustee,

o   for an error of judgment made in good faith by a responsible officer of the trustee, unless it is finally proven that the trustee was negligent in ascertaining the pertinent facts,

o   with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates evidencing not less than 25% of the Voting Rights of the certificates relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee under the pooling and servicing agreement,

o   for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the pooling and servicing agreement, or

o   for any loss on any investment of funds pursuant to the pooling and servicing agreement (other than as issuer of the investment security).

                                       34

      The trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

      The trustee and any successor trustee will, at all times, be a corporation or association organized and doing business under the laws of a state or the
United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating that would not cause any of the Rating Agencies to reduce their respective ratings of any class of certificates below the ratings issued on the closing date (or having provided security from time to time as is sufficient to avoid the reduction). If the trustee no longer meets the foregoing requirements, the trustee has agreed to resign immediately.

      The trustee may at any time resign by giving written notice of resignation to the depositor, the Swap Counterparty, the Servicer and each Rating Agency not less than 60 days before the specified resignation date. The resignation will not be effective until a successor trustee has been appointed. If a successor trustee has not been appointed within 30 days after the trustee gives notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      The depositor or the Servicer may remove the trustee and appoint a successor trustee if:

o  the trustee ceases to meet the eligibility requirements described above and fails to resign after written request to do so is delivered to the trustee by the depositor,

o  the trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation,

o  a tax is imposed with respect to the issuing entity by any state in which the trustee or the issuing entity is located and the imposition of the tax would be avoided by the appointment of a different trustee, or

o  during the period in which the depositor is required to file reports under the Securities Exchange Act of 1934, as amended, the trustee fails to comply with its related obligations, as described in the pooling and servicing agreement.

      In addition, the holders of certificates evidencing at least 51% of the
Voting Rights may at any time remove the trustee and appoint a successor trustee. Notice of any removal of the trustee shall be given to each Rating
Agency by the successor trustee. The party initiating the removal of a trustee will bear any expense associated with the removal of the appointment of a new trustee.

      Any resignation or removal of the trustee and appointment of a successor trustee pursuant to any of the provisions described above will become effective upon acceptance of appointment by the successor trustee.

      A successor trustee will not be appointed unless the successor trustee meets the eligibility requirements described above and its appointment does not adversely affect the then-current ratings of the certificates.

                              THE SWAP COUNTERPARTY

      JPMorgan Chase Bank, N.A. (the "SWAP COUNTERPARTY") is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. The Swap Counterparty is a commercial bank offering a wide range of banking services to its customers, both domestically and internationally. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency. The
Swap Counterparty has long term, unsecured ratings, as of the date of this free writing prospectus, of "AA-" from Standard & Poor's, "A+" from Fitch, Inc. and
"Aa2" from Moody's.

                                       35

      The information contained in the preceding paragraph has been provided by the Swap Counterparty for use in this free writing prospectus. The Swap
Counterparty does not undertake any obligation to update such information. The
Swap Counterparty has not been involved in the preparation of, and does not accept responsibility for, this free writing prospectus or the prospectus.

      The rights and obligations of both the swap trustee and the Swap
Counterparty are as set forth in the documentation associated with the swap contract, including, without limitation, an ISDA Master Agreement
(1992-Multicurrency-Cross Border), dated September 28, 2006, the Schedule and the Credit Support Annex thereto (together, with the related ISDA Master
Agreement, the "ISDA MASTER AGREEMENT" and the aforementioned confirmation thereunder. The Swap Contract is subject to certain ISDA definitions, as published by the International Swaps and Derivatives Association, Inc. The Swap
Contract will not be an asset of the issuing entity but will instead be assets of the swap trust created under the pooling and servicing agreement.

      Significance Percentage of the Swap Contract.

      Based upon a reasonable good faith estimate of maximum probable exposure, the significance percentage of the Swap Contract is less than 10%. The
"significance percentage" for the Swap Contract is the percentage that the significance estimate of the Swap Contract represents of the aggregate Class
Certificate Balance of the Offered Certificates The "significance estimate" of the Swap Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Swap Contract made in substantially the same manner as that used in IndyMac Bank's internal risk management process in respect of similar instruments.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      The certificates will be issued pursuant to the pooling and servicing agreement. The following sections of this free writing prospectus are summaries of the material terms of the certificates and the pooling and servicing agreement pursuant to which the certificates will be issued. They do not purport to be complete, however, and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates. The certificates will represent undivided beneficial ownership interests in the issuing entity only and do not represent an interest in or obligation of IndyMac
MBS, Inc., IndyMac Bank, F.S.B. or any of their affiliates. In addition, the
LIBOR Certificates will represent undivided beneficial ownership interests in a trust referred to as the swap trust, the primary assets of which will be the swap trust's rights under the swap contract referred to in this free writing prospectus.

      The Mortgage Pass-Through Certificates, Series 2006-AR29 will consist of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-R, Class M-1,
Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8,
Class M-9, Class P-1, Class P-2 and Class C Certificates. Only the classes of certificates listed on the cover page are offered by this free writing prospectus. The Class P-1, Class P-2 and Class C Certificates (all of which are together referred to as the "PRIVATE CERTIFICATES") are not offered by this free writing prospectus.

      When describing the Offered Certificates in this free writing prospectus, we use the following terms:

        DESIGNATION                                    CLASSES OF CERTIFICATES
---------------------------    ------------------------------------------------------------------------

    Senior Certificates          Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-R
                                                             Certificates

 Subordinated Certificates     Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class
                                              M-7, Class M-8 and Class M-9 Certificates

    LIBOR Certificates           Senior Certificates (other than the Class A-R Certificates) and the
                                                      Subordinated Certificates

                                       36

        DESIGNATION                                    CLASSES OF CERTIFICATES
---------------------------    ------------------------------------------------------------------------

   Offered Certificates                          Senior and Subordinated Certificates

The certificates are generally referred to as the following types:

                CLASS                                                TYPE
-------------------------------------   ---------------------------------------------------------------

Class A-1 Certificates:                         Senior/ Floating Pass-Through Rate/Super Senior

Class A-2 Certificates:                         Senior/ Floating Pass-Through Rate/Super Senior

Class A-3 Certificates:                         Senior/ Floating Pass-Through Rate/Super Senior

Class A-4 Certificates:                         Senior/ Floating Pass-Through Rate/Super Senior

Class A-5 Certificates:                           Senior/ Floating Pass-Through Rate/Support

Class A-R Certificates:                                         REMIC Residual

Subordinated Certificates:                          Subordinate/ Floating Pass-Through Rate

Class P-1 and Class P-2 Certificates:                         Prepayment Charges

Class C Certificates:                                              Residual

      The Class P-1, Class P-2 and Class C Certificates are not offered by this free writing prospectus. The private certificates will not bear interest. The
Class P-1 Certificates will be entitled to receive hard prepayment charges and the Class P-2 Certificates will be entitled to receive soft prepayment charges in respect of the Mortgage Loans and such amounts will not be available for distribution to the holders of the Offered Certificates and the other private certificates. Any information presented in this free writing prospectus with respect to the private certificates is provided only to permit a better understanding of the Offered Certificates. The initial Class Certificate
Balances are set forth in the "Summary--Description of the Certificates" in this free writing prospectus.

      The "CLASS CERTIFICATE BALANCE" of any class of certificates as of any
Distribution Date is the initial Class Certificate Balance of that class reduced by the sum of

o  all amounts previously distributed to holders of certificates of that class as distributions of principal and

o  the amount of Applied Realized Loss Amounts allocated to that class;

provided, however, to the extent Applied Realized Loss Amounts have been allocated to the Class Certificate Balance of any class of Offered Certificates, its Class Certificate Balance will be increased on each Distribution Date sequentially by class in the order of distribution priority by the amount of
Subsequent Recoveries (if any) on the Mortgage Loans collected during the period beginning on the second day of the calendar month preceding the calendar month in which that Distribution Date occurs and ending on the Due Date in the month in which that Distribution Date occurs (but not by more than the amount of the
Unpaid Realized Loss Amount for that class). After such allocation, a corresponding decrease will be made on that Distribution Date to the Unpaid
Realized Loss Amount for any class that had its Class Certificate Balance increased by such allocation of Subsequent Recoveries.

      Although Subsequent Recoveries, if any, will be allocated to increase the
Class Certificate Balance of a class of Offered Certificates, as described above, such Subsequent Recoveries will be included in the Principal Remittance
Amount and will be distributed in the priority set forth below under
"Distributions--Distributions of Principal," and therefore such Subsequent
Recoveries may not to be used to make any principal distributions on the class or classes of certificates for which the Class Certificate Balances have been increased by allocation of Subsequent Recoveries as described above.
Additionally, holders of those certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in
Class Certificate Balance for any interest accrual period preceding the
Distribution Date on which such increase occurs.

                                       37

BOOK-ENTRY CERTIFICATES

      The Offered Certificates (other than the Class A-R Certificates) will be book-entry certificates (the "BOOK-ENTRY CERTIFICATES"). The Class A-R
Certificates will be issued as a single certificate in fully registered certificated form. Persons acquiring beneficial ownership interests in the
Book-Entry Certificates ("CERTIFICATE OWNERS") may elect to hold their
Book-Entry Certificates through The Depository Trust Company ("DTC") in the
United States, or, upon request, through Clearstream, Luxembourg (as defined in this free writing prospectus) or the Euroclear System ("EUROCLEAR") in Europe ,
if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate Class Certificate
Balance of the Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers'
securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC.
Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan
Chase Bank will act as depositary for Euroclear (in such capacities, individually the "RELEVANT DEPOSITARY" and collectively the "EUROPEAN
DEPOSITARIES"). Investors may hold such beneficial interests in the Book-Entry
Certificates in minimum denominations representing Class Certificate Balances of
$100,000 and integral multiples of $1 in excess thereof. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such offered certificate (a "DEFINITIVE
CERTIFICATE"). Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the Offered Certificates will be
Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("PARTICIPANTS") and DTC.

      The Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the
Certificate Owner's account for such purpose. In turn, the Financial
Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial
Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner's Financial Intermediary is not a Participant and on the
records of Clearstream, Luxembourg or Euroclear, as appropriate).

      Certificate Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the trustee through DTC and
Participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC RULES"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates.
Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("INDIRECT PARTICIPANTS"), with whom Certificate Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the DTC Rules provide a mechanism by which Certificate
Owners will receive distributions and will be able to transfer their interest.

      Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive
Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and
Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry
Certificates will be executed through DTC and the accounts of the respective
Participants at DTC will be debited and credited.

                                       38

Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

      Because of time zone differences, credits of securities received in
Clearstream, Luxembourg or Euroclear as a result of a transaction with a
Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or
Euroclear Participant to a Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or
Euroclear cash account only as of the business day following settlement in DTC.

      Transfers between Participants will occur in accordance with DTC Rules.
Transfers between Clearstream, Luxembourg Participants and Euroclear
Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream,
Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant
European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines
(European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the
Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to
DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not
deliver instructions directly to the European Depositaries.

      DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own
DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC Rules.

      Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte,
L-2967 Luxembourg ("CLEARSTREAM, LUXEMBOURG"), was incorporated in 1970 as
"Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Clearstream,
Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities
(including its shares in CB) to a new Luxembourg company, New Clearstream,
Luxembourg International, societe anonyme ("NEW CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions.
Clearstream, Luxembourg International currently has 92 shareholders, including
U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

      Further to the merger, the Board of Directors of New Clearstream,
Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is
"Clearstream" With effect from January 14, 2000 New CI has been renamed
"Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg
Global Services was renamed "Clearstream Services, societe anonyme."

      On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream
International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

                                       39

      Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream,
Luxembourg customers through electronic book-entry changes in accounts of
Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream,
Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de
Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks.
Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to
Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream,
Luxembourg. Clearstream, Luxembourg has established an electronic bridge with
Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "EUROCLEAR
OPERATOR") in Brussels to facilitate settlement of trades between Clearstream,
Luxembourg and the Euroclear Operator.

      Euroclear was created in 1968 to hold securities for participants of
Euroclear ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United
States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the
Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a
Belgian cooperative corporation (the "COOPERATIVE"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear
Participant, either directly or indirectly.

      The Euroclear Operator has a banking license from the Belgian Banking and
Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

      Securities clearance accounts and cash accounts with the Euroclear
Operator are governed by the Terms and Conditions Governing Use of Euroclear and
the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in
Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.
The Euroclear Operator acts under the Terms and Conditions only on behalf of
Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions on the Book-Entry Certificates will be made on each
Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable Participants in accordance with DTC's normal procedures. Each Participant will be responsible for disbursing such payments to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial
Intermediary will be responsible for disbursing funds to the Certificate Owners that it represents.

      Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to Offered Certificates held through
Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of
Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and

                                       40

procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant
United States tax laws and regulations. Because DTC can only act on behalf of
Financial Intermediaries, the ability of a Certificate Owner to pledge
Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry
Certificates, may be limited due to the lack of physical certificates for such
Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

      Monthly and annual reports on the issuing entity provided by the trustee to Cede & Co., as nominee of DTC, may be made available to Certificate Owners upon request, in accordance with the DTC Rules and the rules, regulations and procedures creating and affecting the Relevant Depositary, and to the Financial
Intermediaries to whose DTC accounts the Book-Entry Certificates of such
Certificate Owners are credited.

      DTC has advised the depositor and the trustee that, unless and until
Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial
Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg Participant or
Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related
Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

      Definitive Certificates will be issued to Certificate Owners, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the
Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, or (b) after the occurrence of an event of default under the pooling and servicing agreement), beneficial owners having not less than 51%
of the Voting Rights evidenced by the Offered Certificates advise the trustee and DTC through the Financial Intermediaries and the Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of
Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related Offered Certificates under the pooling and servicing agreement.

      Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

      On or before the closing date, the Servicer will establish an account (the
"CERTIFICATE ACCOUNT"), which will be maintained in trust for the benefit of the certificateholders. The Servicer will deposit or cause to be deposited in the
Certificate Account all amounts required to be deposited in it under the pooling and servicing agreement. The Servicer may withdraw funds from the Certificate
Account for purposes set forth in the pooling and servicing agreement. On or before the closing date, the trustee will establish an account (the
"DISTRIBUTION ACCOUNT"), which will be maintained with the trustee in trust for the benefit of the certificateholders. On or prior to the business day immediately preceding each Distribution Date, the Servicer will withdraw from the Certificate Account the amount of the Interest Remittance Amount and the
Principal Remittance Amount for that Distribution Date and the

                                       41

prepayment charges and will deposit such amounts in the Distribution Account.
The holders of the Class P-1 and Class P-2 Certificates, as applicable, will be entitled to all prepayment charges received on the Mortgage Loans and such amounts will not be available for distribution to the holders of the other certificates. There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

      Prior to each Determination Date, the Servicer is required to provide the trustee a report containing the data and information concerning the Mortgage
Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Servicer.

THE SWAP TRUST

      The trustee, in its capacity as trustee of the swap trust (the "SWAP
TRUST" and the trustee, in such capacity, the "SWAP TRUSTEE"), will establish and maintain an account as part of the swap trust, the Swap Account (the "SWAP
ACCOUNT" on behalf of the holders of the LIBOR Certificates and the Swap
Counterparty.

      With respect to each Distribution Date, the trustee will deposit into the
Swap Account any portion of the Interest Funds for that Distribution Date (and, if necessary, any portion of the Principal Remittance Amount for that
Distribution Date) that are to be remitted to the swap trustee for payment to the Swap Counterparty in respect of the Swap Contract or any amounts received from the Swap Counterparty in respect of the Swap Contract, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty, as described below under "-- The Swap Contract." With respect to each Distribution Date, following the deposit to the Swap Account described in the preceding sentence, the swap trustee will make either a corresponding withdrawal from the Swap Account for payment to the Swap
Counterparty or distribution to the holders of the LIBOR Certificates, as the case may be depending on whether a Net Swap Payment is due to the Swap
Counterparty or from the Swap Counterparty in respect of the Swap Contract.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

      The Certificate Account. All funds in the Certificate Account may be invested in permitted investments at the direction of the Servicer. All income and gain net of any losses realized will be for the benefit of the Servicer as additional servicing compensation and will be remitted to it monthly as described herein.

      The amount of any losses incurred in the Certificate Account in respect of the investments will be deposited by the Servicer in the Certificate Account out of the Servicer's own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account and made in accordance with the pooling and servicing agreement.

      The Distribution Account, Swap Account and Carryover Reserve Fund. Funds
in the Distribution Account, Swap Account and Carryover Reserve Fund will not be invested.

                                       42

FEES AND EXPENSES

         The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

    TYPE / RECIPIENT (1)                  AMOUNT                GENERAL PURPOSE             SOURCE (2)                   FREQUENCY
-----------------------------  -----------------------------   -----------------   -----------------------------   ---------------

FEES

Servicing Fee / Servicer       0.375% per annum of the         Compensation         Interest collected with                Monthly
                               Stated Principal Balance of                          respect to each Mortgage
                               each Mortgage Loan (3)                               Loan and any Liquidation
                                                                                    Proceeds or Subsequent
                                                                                    Recoveries that are
                                                                                    allocable to accrued and
                                                                                    unpaid interest (4)

Additional Servicing           o        Prepayment Interest    Compensation         Interest collections with         Time to time
Compensation / Servicer          Excess (5)                                         respect to certain Mortgage
                                                                                    Loans that prepay in full

                               o        All late payment       Compensation         Payments made by obligors         Time to Time
                                 fees, assumption fees and                          with respect to the Mortgage
                                 other similar charges                              Loans
                                 (excluding prepayment
                                 charges)

                               o        All investment         Compensation         Investment income related to           Monthly
                                 income earned on amounts on                        the Certificate Account
                                 deposit in the Certificate
                                 Account.

                               o        Excess Proceeds (6)    Compensation         Liquidation Proceeds and          Time to time
                                                                                    Subsequent Recoveries

Trustee Fee / Trustee          0.0035% per annum of the        Compensation         Interest Remittance Amount             Monthly
                               Stated Principal Balance of
                               each Mortgage Loan
EXPENSES

Insurance expenses / Servicer  Expenses incurred by the        Reimbursement of     To the extent the expenses        Time to time
                               Servicer                        Expenses             are covered by an insurance
                                                                                    policy with respect to the
                                                                                    Mortgage Loan

                                       43

    TYPE / RECIPIENT (1)                  AMOUNT                GENERAL PURPOSE             SOURCE (2)                   FREQUENCY
-----------------------------  -----------------------------   -----------------   -----------------------------   ---------------

Net Swap Payment / Swap        Net Swap Payment, if any        Compensation         Swap Contract                     Time to time
Counterparty

Servicing Advances /           To the extent of funds          Reimbursement of     With respect to each              Time to time
Servicer                       available, the amount of any    Expenses             Mortgage Loan, late
                               Servicing Advances.                                  recoveries of the payments
                                                                                    of the costs and expenses,
                                                                                    Liquidation Proceeds,
                                                                                    Subsequent Recoveries,
                                                                                    purchase proceeds or
                                                                                    repurchase proceeds for that
                                                                                    Mortgage Loan (7)

Indemnification expenses /     Amounts for which the seller,   Indemnification      Amounts on deposit on the         Time to time
the Seller, the Servicer and   the Servicer and the                                 Certificate Account on any
the Depositor                  depositor are entitled to                            Distribution Account Deposit
                               indemnification (8)                                  Date, following the transfer
                                                                                    to the Distribution Account

(1)   If the trustee succeeds to the position of Servicer, it will be entitled to receive the same fees and expenses of the Servicer described in this free writing prospectus. Any change to the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement.

(2)   Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Servicer in the case of amounts owed to the
      Servicer) prior to distributions on the certificates.

(3)   The amount of the monthly Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full.

(4)   The Servicing Fee is payable from interest collections on the Mortgage
      Loans, but may be paid from any other amounts on deposit in the
      Certificate Account, if interest collections are insufficient to pay the
      Servicing Fee.

(5)   Prepayment Interest Excess is described in this free writing prospectus.

(6)   "EXCESS PROCEEDS" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and
      Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(7)   Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation
      Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(8)   Each of the seller, the Servicer, the trustee and the depositor are entitled to indemnification of certain expenses.

                                       44

DISTRIBUTIONS

      Distributions on the certificates will be made by the trustee on the 25th day of each month or, if such day is not a business day, on the first business day thereafter, commencing in October 2006 (each, a "DISTRIBUTION DATE"), to the persons in whose names such certificates are registered at the close of business on the Record Date. The "RECORD DATE" for (a) the LIBOR Certificates, as long as these certificates are Book-Entry Certificates, is the business day immediately prior to that Distribution Date and (b) any Definitive Certificates is the last business day of the month immediately preceding the month of that Distribution
Date.

      Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register or in the case of a certificateholder who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of such certificates at the corporate trust office of the trustee.

      On each Distribution Date, the trustee will withdraw all prepayment charges in the Distribution Account and distribute them to the Class P-1 and
Class P-2 Certificates, as applicable.

      The "INTEREST REMITTANCE AMOUNT" for any Distribution Date is equal to:

            (a)   the sum, without duplication, of:

                  (1)   all interest on the Mortgage Loans due on the related
            Due Date and received on or prior to the related Determination Date, less the expense fees,

                  (2)   all interest on prepayments on the Mortgage Loans, other
            than Prepayment Interest Excess,

                  (3)   all advances relating to interest in respect of the
            Mortgage Loans,

                  (4)   amounts paid by the Servicer in respect of Compensating
            Interest, and

                  (5)   liquidation proceeds on the Mortgage Loans received
            during the related Prepayment Period (to the extent such liquidation proceeds relate to interest),

            minus

            (b)   all advances in respect of the Mortgage Loans relating to
      interest and certain expenses reimbursed since the prior Due Date.

      The "PRINCIPAL REMITTANCE AMOUNT" for any Distribution Date is equal to:

            (a)   the sum, without duplication, of:

                  (1)   the principal collected or advanced on the Mortgage
            Loans with respect to the related Due Date,

                  (2)   prepayments on the Mortgage Loans collected in the
            related Prepayment Period;

                  (3)   the Stated Principal Balance of each Mortgage Loan that
            was repurchased by the seller or purchased by the Servicer with respect to that Distribution Date (other than Mortgage Loans repurchased due to a rate modification);

                  (4)   any Substitution Adjustment Amounts in respect of
            Mortgage Loans, and

                                       45

                  (5)   all liquidation proceeds in respect of Mortgage Loans
            (to the extent such liquidation proceeds related to principal) and all Subsequent Recoveries in respect of Mortgage Loans received during the related Prepayment Period;

            minus

            (b)   all non-recoverable advances relating to principal on the
      Mortgage Loans and certain expenses reimbursed since the prior Due Date.

      "PREPAYMENT INTEREST EXCESS" means with respect to any Mortgage Loan and principal prepayment in full received by the Servicer from the first day through the fifteenth day of any calendar month (other than the calendar month in which the Cut-off Date occurs), all amounts paid by the related mortgagor in respect of interest on such principal prepayment.

INTEREST

      General. On each Distribution Date, the interest distributable with respect to the Offered Certificates is the interest that has accrued on their
Class Certificate Balances immediately prior to that Distribution Date at the then applicable Pass-Through Rate during the applicable Interest Accrual Period and, in the case of the senior certificates, any Interest Carry Forward Amount.
For each class of subordinated certificates, any Interest Carry Forward Amount will be payable only from excess cashflow (if any) as and to the extent described in this free writing prospectus under "-- Overcollateralization
Provisions."

      The Pass-Through Rates for the LIBOR Certificates are variable rates that may change from Distribution Date to Distribution Date. Additionally, the
Pass-Through Rates for the LIBOR Certificates are subject to increase after the first possible Optional Termination Date. On each Distribution Date, the
Pass-Through Rate for each class of LIBOR Certificates will be subject to the lesser of the Net Rate Cap and a maximum rate of 11.50% per annum (the "MAXIMUM
RATE"). If on any Distribution Date, the Pass-Through Rate for a class of LIBOR
Certificates is based on the Net Rate Cap, each holder of the applicable certificates will be entitled to receive the resulting shortfall only from remaining excess cashflow (if any) to the extent described in this free writing prospectus under "-- Overcollateralization Provisions," and from payments (if any) allocated to the issuing entity in respect of the Swap Contract that is available for that purpose.

      Distributions of Interest Funds. On each Distribution Date, the Interest
Funds for that Distribution Date are required to be distributed in the following priority, until such Interest Funds have been fully distributed:

      1.    to the Swap Trust the amount of any Net Swap Payment and any Swap
Termination Payment payable to the Swap Counterparty (other than a Swap
Termination Payment due to a Swap Counterparty Trigger Event) with respect to that Distribution Date, pro rata, based on the amounts of any such payments
(including amounts remaining unpaid from previous Distribution Dates);

      2.    concurrently, to each class of Senior Certificates, the related
Interest Distribution Amount, pro rata based on the Interest Distribution Amount for each such class;

      3.    concurrently, to each class of Senior Certificates, the related unpaid Interest Carry Forward Amount, pro rata, based on the unpaid Interest
Carry Forward Amount for each such class;

      4.    sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4,
Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the related Interest Distribution Amount for that class of certificates for that Distribution Date; and

      5.    for application as part of the Excess Cashflow for that Distribution
Date, as described under "Overcollateralization Provisions" below, any such
Interest Funds remaining undistributed for that Distribution Date.

                                       46

      Pass-Through Rates. The classes of certificates will have the respective pass through rates described below (each, a "PASS-THROUGH RATE").

      LIBOR Certificates.

      The Pass-Through Rate with respect to each Interest Accrual Period and each class of LIBOR Certificates will be a per annum rate equal to the least of:

      (1)   One-Month LIBOR for that Interest Accrual Period (calculated as described below under "-- Calculation of One-Month LIBOR") plus the Pass-Through
Margin for that class and Interest Accrual Period,

      (2)   the Net Rate Cap for that Distribution Date, and

      (3)   the Maximum Rate.

      The "PASS-THROUGH MARGIN" for each class of LIBOR Certificates is as follows:

CLASS OF LIBOR CERTIFICATES                           PASS-THROUGH MARGIN
---------------------------                           -------------------
                                                      (1)              (2)
                                                   ----------       ----------
Class A-1...............................             0.170%           0.340%
Class A-2...............................             0.080%           0.160%
Class A-3...............................             0.170%           0.340%
Class A-4...............................             0.250%           0.500%
Class A-5...............................             0.230%           0.460%
Class M-1...............................             0.300%           0.450%
Class M-2...............................             0.320%           0.480%
Class M-3...............................             0.350%           0.525%
Class M-4...............................             0.400%           0.600%
Class M-5...............................             0.440%           0.660%
Class M-6...............................             0.500%           0.750%
Class M-7...............................             0.850%           1.275%
Class M-8...............................             1.100%           1.650%
Class M-9...............................             2.000%           3.000%

_______________

(1)   For the Interest Accrual Period related to any Distribution Date occurring on or prior to the first possible Optional Termination Date.

(2)   For the Interest Accrual Period related to any Distribution Date occurring after the first possible Optional Termination Date.

      Definitions Related to Interest Calculations.

      "ADJUSTED NET MORTGAGE RATE," with respect to each Mortgage Loan and any
Distribution Date is equal to the Mortgage Rate on that Mortgage Loan as of the
Due Date in the prior month minus the related expense fee rate.

      "CURRENT INTEREST," with respect to each class of Offered Certificates and each Distribution Date is the interest accrued at the applicable Pass-Through
Rate for the applicable Interest Accrual Period on the Class Certificate Balance
of that class immediately prior to that Distribution Date.

      The "INTEREST ACCRUAL PERIOD" for each class of LIBOR Certificates and for any Distribution Date, will be the period commencing on the 25th day of the month prior to the month in which that Distribution Date occurs (or September
29, 2006, in the case of the first Distribution Date) and ending on the 24th day of the month in which the Distribution Date occurs. Interest on the LIBOR
Certificates will be calculated on the basis of a 360-day year and the actual number of days that elapsed in that Interest Accrual Period.

                                       47

      "INTEREST CARRY FORWARD AMOUNT," with respect to each class of LIBOR
Certificates and each Distribution Date, is the sum of:

      (i)   the excess of:

            (a)   Current Interest for that class with respect to prior
                  Distribution Dates, over

            (b)   the amount actually distributed to that class with respect to interest on prior Distribution Dates; and

      (ii)  interest for the applicable Interest Accrual Period on the amount described above based on the Pass-Through Rate for that class of LIBOR
      Certificates.

      The "INTEREST DISTRIBUTION AMOUNT" for any Distribution Date and each class of offered certificates is the Current Interest for that class minus the class' share of Net Interest Shortfalls.

      The "INTEREST FUNDS" for any Distribution Date are equal to the Interest
Remittance Amount minus the Trustee Fee for that Distribution Date.

      The "NET PREPAYMENT INTEREST SHORTFALL" with respect to any Distribution
Date is the amount by which the aggregate of the prepayment interest shortfalls experienced by the Mortgage Loans during the related Prepayment Period exceeds the Compensating Interest for that Distribution Date.

      The "NET RATE CAP" for each Distribution Date is the excess, if any, of
(i) the Weighted Average Adjusted Net Mortgage Rate for that Distribution Date over (ii) the Swap Adjustment Rate.

      The "NET RATE CARRYOVER" for a class of Offered Certificates on any
Distribution Date is the sum of (i) excess of:

            (a)   the amount of interest that class would have accrued for that
      Distribution Date had the Pass-Through Rate for that class and the related
      Interest Accrual Period not been calculated based on the Net Rate Cap, over

            (b)   the amount of interest that class accrued on that Distribution
      Date based on the Net Rate Cap, and

      plus (ii) the unpaid portion of any excess from prior Distribution Dates
(and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the Net Rate Cap or the Maximum Rate).

      The "PREPAYMENT INTEREST SHORTFALL" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan during the portion of a Prepayment Period occurring in the month prior to the month of the applicable Distribution Date is less than one month's interest at the related Mortgage Rate, net of the servicing fee rate, on the Stated
Principal Balance of the Mortgage Loan.

         A "RELIEF ACT REDUCTION" is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief
Act or any similar state or local laws.

      The "SWAP ADJUSTMENT RATE" for each Interest Accrual Period and
Distribution Date is a fraction, expressed as a percentage, (A) the numerator of which is equal to the product of (i) the sum of (x) the Net Swap Payment payable to the Swap Counterparty under the Swap Contract with respect to that
Distribution Date and (y) any Swap Termination Payment payable to the Swap
Counterparty under the Swap Contract for that Distribution Date (other than a
Swap Termination Payment due to a Swap Counterparty Trigger Event) and (ii) a
fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the related Interest Accrual Period and (B) the denominator of which is equal to the aggregate Stated Principal Balance of the
Mortgage Loans as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date).

                                       48

      "WEIGHTED AVERAGE ADJUSTED NET MORTGAGE RATE" for each Distribution Date is the weighted average of the Adjusted Net Mortgage Rates on the Mortgage Loans
as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date), adjusted to an effective rate reflecting the accrual of interest on the basis of a 360-day year and the actual number of days that elapsed in the related
Interest Accrual Period.

      With respect to any Distribution Date, the "NET INTEREST SHORTFALL" is
equal to the sum of:

      o     any net prepayment interest shortfalls for that Distribution Date
            and

      o     the amount of interest that would otherwise have been received with respect to any Mortgage Loan that was the subject of a Relief Act
            Reduction.

PRINCIPAL

      Distributions of Principal. On each Distribution Date, an amount up to the
Principal Distribution Amount for that Distribution Date is required to be distributed as follows until that amount has been fully distributed:

      (1)   For each Distribution Date prior to the Stepdown Date or on which a
Trigger Event is in effect, in the following priority:

            (i)   to the Class A-R Certificates until its Class Certificate
            Balance is reduced to zero;

            (ii)  concurrently:

                  (a)   89.9999360053%, concurrently as follows:

                        (x)   56.8841965747% to the Class A-1 Certificates until
                  its Class Certificate Balance is reduced to zero, and

                        (y)   43.1158034253%, sequentially, to the Class A-2,
                  Class A-3 and Class A-4 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero, and

                  (b)   10.0000639947% to the Class A-5 Certificates until its
            Class Certificate Balance is reduced to zero;

            (iii) sequentially, to the Class M-1, Class M-2, Class M-3,
            Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9
            Certificates, in that order, until their respective Class
            Certificate Balances are reduced to zero; and

            (iv)  any remainder as part of the Excess Cashflow to be allocated as described under "--Overcollateralization Provisions" below.

     (2)    For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, from the Principal Distribution
Amount, in the following priority:

            (i)   the Senior Principal Distribution Amount concurrently:

                  (a)   89.9999360053%, concurrently as follows:

                              (x) 56.8841965747% to the Class A-1
                        Certificates until its Class Certificate Balance is
                        reduced to zero, and

                                       49

                              (y) 43.1158034253%, sequentially, to the Class
                        A-2, Class A-3 and Class A-4 Certificates, in that
                        order, until their respective Class Certificate Balances
                        are reduced to zero, and

            (b)   10.0000639947% to the Class A-5 Certificates until its Class
            Certificate Balance is reduced to zero;

            (ii)  sequentially, to the Class M-1, Class M-2, Class M-3, Class
            M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9
            Certificates, in that order, the Subordinated Class Principal
            Distribution Target Amount for each such class, until their respective Class Certificate Balances are reduced to zero; and

            (iii) any remainder as part of the Excess Cashflow to be allocated as described under "--Overcollateralization Provisions" below.

      Notwithstanding the foregoing, on each Distribution Date on and after the
Senior Credit Support Depletion Date, the Principal Remittance Amount will be distributed, first to the Swap Counterparty up to the amount of any Net Swap
Payment and any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty and not previously paid from the Interest Funds for that Distribution Date, and then concurrently, as principal of the classes of senior certificates, pro rata, in accordance with their respective Class Certificate Balances immediately prior to that Distribution Date, until their respective Class Certificate Balances are reduced to zero.

Definitions Related to Principal Distributions.

      "STATED PRINCIPAL BALANCE" means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor and (ii)
prepayments of principal and the principal portion of liquidation proceeds received with respect to that Mortgage Loan through the last day of the
Prepayment Period in which the Due Date occurs. The Stated Principal Balance of a Liquidated Mortgage Loan is zero. The "POOL PRINCIPAL BALANCE" equals the aggregate Stated Principal Balances of the Mortgage Loans.

      "PREPAYMENT PERIOD" means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from September 1, 2006) through the fifteenth day of the calendar month in which the Distribution Date occurs.

      "PRINCIPAL DISTRIBUTION AMOUNT" with respect to each Distribution Date is an amount equal to

      o     the Principal Remittance Amount for that Distribution Date minus the
            Overcollateralization Release Amount for that Distribution Date plus

      o     the Extra Principal Distribution Amount for that Distribution Date,

            minus

                                       50

          o   any amount used to cover any payment (other than a Swap
              Termination Payment) due to the Swap Counterparty under the Swap
              Contract with respect to that Distribution Date (other than amounts paid to the Swap Counterparty for such purpose from the
              Interest Funds for that Distribution Date).

      "SENIOR PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date an amount equal to the amount, if any, by which (x) the aggregate Class Certificate
Balance of the classes of Senior Certificates immediately prior to that
Distribution Date exceeds (y) the Senior Target Amount.

      "SENIOR TARGET AMOUNT" for any Distribution Date, (x) after the Stepdown
Date and when a Trigger Event is not in effect, an amount equal to the lesser of
(a) the product of (1) approximately 87.00 % and (2) the Pool Principal Balance as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (b) the amount, if any, by which (1) the Pool Principal Balance as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) exceeds (2) the OC Floor, and (y) for any other Distribution Date after the Stepdown Date on which a
Trigger Event is in effect, the Senior Target Amount for the immediately preceding Distribution Date.

      "SUBORDINATED CLASS PRINCIPAL DISTRIBUTION TARGET AMOUNT" for any class of subordinated certificates and Distribution Date will equal the excess of:

      (1)   the sum of: (a) the aggregate Class Certificate Balance of the senior certificates (after taking into account the distribution of the Senior
Principal Distribution Amount for that Distribution Date), (b) the aggregate
Class Certificate Balance of any class(es) of subordinated certificates that are senior to the subject class (in each case, after taking into account distribution of the Subordinated Class Principal Distribution Target Amount(s)
for such more senior class(es) of certificates for such Distribution Date), and
(c) the Class Certificate Balance of the subject class of subordinated certificates immediately prior to such Distribution Date over

      (2)   the lesser of (a) the product of (x) 100% minus the Stepdown Target
Subordination Percentage for the subject class of certificates and (y) the aggregate Stated Principal Balance of the Mortgage Loans for that Distribution
Date and (b) the aggregate Stated Principal Balance of the Mortgage Loans for that Distribution Date minus the OC Floor;

provided, however, that if such class of subordinated certificates is the only class of subordinated certificates outstanding on such Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution
Amount until its Class Certificate Balance is reduced to zero.

      The "INITIAL TARGET SUBORDINATION PERCENTAGE" and "STEPDOWN TARGET
SUBORDINATION PERCENTAGE" for any class of subordinated certificates will approximately equal the respective percentages indicated in the following table:

                                        Initial Target      Stepdown Target
                                        Subordination        Subordination
                                         Percentage            Percentage
                                        --------------      ---------------
     Class M-1...................            5.25%              10.50%
     Class M-2...................            4.50%               9.00%
     Class M-3...................            4.00%               8.00%
     Class M-4...................            3.50%               7.00%
     Class M-5...................            3.00%               6.00%
     Class M-6...................            2.50%               5.00%
     Class M-7...................            2.00%               4.00%
     Class M-8...................            1.50%               3.00%
     Class M-9...................            1.00%               2.00%

                                       51

      The Initial Target Subordination Percentages will not be used to calculate distributions on the subordinated certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the subordinated certificates and the Overcollateralization Amount. The Initial
Target Subordination Percentage for any class of subordinated certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate initial Class Certificate Balance of any class(es) of certificates subordinate to the subject class plus the initial
Overcollateralization Target Amount and the denominator of which is equal to the aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off date.

      "EXTRA PRINCIPAL DISTRIBUTION AMOUNT" means, for any Distribution Date, the lesser of (x) the Overcollateralization Deficiency Amount for that
Distribution Date and (y) the Excess Cashflow for that Distribution Date.

      "OC FLOOR" means an amount equal to 0.50% of the Cut-off Date Pool
Principal Balance of the Mortgage Loans.

      "OVERCOLLATERALIZATION DEFICIENCY AMOUNT," with respect to any
Distribution Date equals the amount, if any, by which the Overcollateralization
Target Amount exceeds the Overcollateralized Amount on that Distribution Date
(after giving effect to distributions of the Principal Remittance Amount on that
Distribution Date).

      "OVERCOLLATERALIZATION RELEASE AMOUNT" means with respect to any
Distribution Date, an amount equal to the lesser of (x) the Principal Remittance
Amount for that Distribution Date and (y) the amount, if any, by which the
Overcollateralized Amount for that date (calculated for this purpose on the basis of the assumption that 100% of the Principal Remittance Amount for that date is applied in reduction of the Class Certificate Balances of the Offered
Certificates) exceeds the Overcollateralization Target Amount for that date.

      "OVERCOLLATERALIZATION TARGET AMOUNT" means with respect to any
Distribution Date, (a) prior to the Stepdown Date, an amount equal to approximately 1.00% of the Cut-off Date Pool Principal Balance and (b) on or
after the Stepdown Date, (1) if a Trigger Event is not in effect the greater of
(x) 2.00% of the aggregate Stated Principal Balance of the Mortgage Loans as of
the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period)and (y) the OC
Floor, and (2) if a Trigger Event is in effect, the Overcollateralization Target
Amount as in effect for the prior Distribution Date.

      "OVERCOLLATERALIZED AMOUNT" for any Distribution Date is the amount, if any, by which (x) the Pool Principal Balance as of the Due Date in the month of that Distribution Date exceeds (y) the aggregate Class Certificate Balance of the Offered Certificates (after giving effect to distributions of the Principal
Distribution Amount (excluding the Extra Principal Distribution Amount) on that
Distribution Date).

      "STEPDOWN DATE" is the earlier to occur of (1) the Distribution Date on or after the Distribution Date on which the aggregate Class Certificate Balance of the Senior Certificates is reduced to zero and (2) the later to occur of (x) the
Distribution Date in October 2009 and (y) the first Distribution Date on which the Senior Enhancement Percentage exceeds or equals approximately 13.00%.

      A "TRIGGER EVENT" is in effect with respect to a Distribution Date on or after the Stepdown Date if either a Delinquency Trigger Event is in effect with respect to that Distribution Date or a Cumulative Loss Trigger Event is in
effect with respect to that Distribution Date.

      A "DELINQUENCY TRIGGER EVENT" is in effect with respect to any
Distribution Date on or after the Stepdown Date if the Rolling Sixty Day
Delinquency Rate as of the last day of the immediately preceding month equals or exceeds 40% of the Senior Enhancement Percentage for that Distribution Date.

      The "SENIOR ENHANCEMENT PERCENTAGE" with respect to a Distribution Date on or after the Stepdown Date is equal to a fraction (expressed as a percentage)
of:

                                       52

            (1)   the numerator of which is the sum of the aggregate Class
      Certificate Balance of the Subordinated Certificates and the
      Overcollateralized Amount (which, for purposes of this definition only, shall not be less than zero) and

            (2)   the denominator of which is the Pool Principal Balance as of the Due Date in the prior month (after giving effect to principal prepayments in the prepayment period related to that prior Due Date).

      A "CUMULATIVE LOSS TRIGGER EVENT" is in effect with respect to a
Distribution Date on or after the Stepdown Date if the aggregate amount of
Realized Losses on the Mortgage Loans from (and including) the Cut-off Date for each such Mortgage Loan to (and including) the related Due Date (reduced by the aggregate amount of Subsequent Recoveries received from the Cut-off Date through the Prepayment Period related to that Due Date) exceeds the applicable percentage, for that Distribution Date, of the Cut-off Date Pool Principal
Balance, as set forth below:

DISTRIBUTION DATE                                  PERCENTAGE
-----------------                                  ----------

October 2008 - September 2009..................    0.25% with respect to October 2008, plus an additional 1/12th of
                                                       0.30% for each month thereafter through September 2009

October 2009 - September 2010..................    0.55% with respect to October 2009, plus an additional 1/12th of
                                                       0.40% for each month thereafter through September 2010

October 2010 - September 2011..................    0.95% with respect to October 2010, plus an additional 1/12th of
                                                       0.45% for each month thereafter through September 2011

October 2011- September 2012...................    1.40% with respect to October 2011, plus an additional 1/12th of
                                                       0.25% for each month thereafter through September 2012

October 2012 and thereafter....................    1.65%

      "UNPAID REALIZED LOSS AMOUNT" means for any class of certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Class Certificate Balance of that class due to the allocation of
Subsequent Recoveries to the Class Certificate Balance of that class, and in the case of the senior certificates, together with interest thereon at the applicable Pass-Through Rate.

      A "REALIZED LOSS" with respect to a Distribution Date and any defaulted
Mortgage Loan, is the excess of the Stated Principal Balance of such defaulted
Mortgage Loan over the liquidation proceeds allocated to principal that have been received with respect to such Mortgage Loan on or at any time prior to the
Due Date after such Mortgage Loan has been liquidated.

      The "ROLLING SIXTY DAY DELINQUENCY RATE" with respect to any Distribution
Date, is an amount equal to the average of the Delinquency Rates for that
Distribution Date and the two immediately preceding Distribution Dates.

      The "DELINQUENCY RATE" with respect to any Distribution Date on or after the Stepdown Date is the fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance of all Mortgage Loans that are
60 or more days delinquent (including all foreclosures, bankruptcies and REO properties) as of the close of business on the last day of the calendar month preceding the month of that Distribution Date, and the denominator of which is the Pool Principal Balance as of the related Due Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any
Subsequent Recoveries received in the related Prepayment Period).

      "SUBSEQUENT RECOVERIES" are unexpected recoveries received after the determination by the Servicer that it has received all proceeds it expects to receive, with respect to the liquidation of a Mortgage Loan that resulted in a

                                       53

Realized Loss (other than the amount of such net recoveries representing any profit realized by the Servicer in connection with the liquidation of any
Mortgage Loan and net of reimbursable expenses) in a month prior to the month of the receipt of such recoveries.

      The "SENIOR CREDIT SUPPORT DEPLETION DATE" is the date on which the Class
Certificate Balance of each class of subordinated certificates has been reduced to zero.

OVERCOLLATERALIZATION PROVISIONS

      The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through
Rates on the Offered Certificates. As a result, interest collections on the
Mortgage Loans are expected to be generated in excess of the amount of interest payable to the holders of the Offered Certificates and the fees and expenses payable by the issuing entity. The Excess Cashflow, if any, will be applied on each Distribution Date as a payment of principal on the class or classes of certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described.

      The "EXCESS CASHFLOW" with respect to any Distribution Date is the sum of
(i) the Interest Funds remaining after the distribution of interest to the holders of the certificates for that Distribution Date, (ii) the
Overcollateralization Release Amount and (iii) any remaining Principal
Distribution Amount for that date.

      With respect to any Distribution Date, any Excess Cashflow will be paid to the classes of certificates in the following priority, in each case to the extent of the remaining Excess Cashflow:

            (1)   to the classes of Offered Certificates then entitled to
      receive principal distributions in respect of principal, in an amount equal to the Extra Principal Distribution Amount for that Distribution
      Date, distributable to those classes as part of the Principal Distribution
      Amount as described under "--Distributions of Principal" above;

            (2)   sequentially, to the Class M-1, Class M-2, Class M-3, Class
      M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9
      Certificates, in that order, in each case in an amount equal to any
      Interest Carry Forward Amount for each such class;

            (3)   concurrently, to the Class A-1, Class A-2, Class A-3 and Class
      A-4 Certificates, pro rata, based on their respective Unpaid Realized Loss
      Amount, in an amount equal to the Unpaid Realized Loss Amount for each such class;

            (4)   sequentially, to the Class A-5, Class M-1, Class M-2, Class
      M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9
      Certificates, in that order, in an amount equal to the Unpaid Realized
      Loss Amount for each such class;

            (5)   concurrently, to each Class of Senior Certificates, pro rata, based on their entitlement, to the extent needed to pay the Net Rate
      Carryover for each such class;

            (6)   sequentially, to the Class M-1, Class M-2, Class M-3, Class
      M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9
      Certificates, in that order, to the extent needed to pay any unpaid Net
      Rate Carryover for each such class;

            (7)   to the Swap Trust an amount equal to any Swap Termination
      Payment due to the Swap Counterparty under the Swap Contract as a result of a Swap Counterparty Trigger Event; and

            (8)   to the Class C and Class A-R Certificates in each case in the amounts specified in the pooling and servicing agreement.

                                       54

THE SWAP CONTRACT

      DBNTC, as trustee on behalf of the swap trust will enter into an interest rate swap transaction, as evidenced by a confirmation (the "SWAP CONTRACT") for the benefit of the LIBOR Certificates.

      The Swap Contract is subject to the terms of an ISDA Master Agreement
(including a Credit Support Annex) executed by the swap trustee and the applicable Swap Counterparty on the date that the Swap Contract is executed.
Each Swap Contract is subject to certain ISDA definitions.

      Swap Contract

      On each Distribution Date on or prior to the Distribution Date in
September 2013 (the "SWAP CONTRACT TERMINATION DATE "), the swap trustee will be obligated to pay to the Swap Counterparty an amount equal to the product of:

            (a)   a fixed rate of 5.1435% per annum,

            (b)   the Swap Contract Notional Balance for that Distribution Date
      and

            (c)   the number of days in the related calculation period
      (calculated on the basis of a 360-day year divided into twelve 30-day months) divided by 360.

      In addition, on the business day preceding each Distribution Date on or prior to the Swap Contract Termination Date, the Swap Counterparty will be obligated to pay to the swap trustee an amount equal to the product of:

            (a)   One-Month LIBOR (as determined by the Swap Counterparty),

            (b)   the Swap Contract Notional Balance for that Distribution Date
      and

            (c)   the number of days in the related calculation period
      (calculated on the basis of the actual number of days) divided by 360.

      The "SWAP CONTRACT NOTIONAL BALANCE" for each Distribution Date is as described in the following table (the "SWAP TABLE").

                                       55

              MONTH OF                        SWAP CONTRACT
              DISTRIBUTION DATE           NOTIONAL BALANCE ($)
              -------------------         ---------------------
              October 2006...                825,000,000.01
              November 2006..                815,462,180.77
              December 2006..                804,763,428.01
              January 2007...                792,928,562.14
              February 2007..                779,988,416.33
              March 2007.....                765,981,276.56
              April 2007.....                750,946,774.55
              May 2007.......                734,930,164.57
              June 2007......                717,984,185.24
              July 2007......                700,183,556.86
              August 2007....                681,610,119.72
              September 2007.                662,471,295.20
              October 2007...                642,999,315.01
              November 2007..                624,099,268.97
              December 2007..                605,754,367.68
              January 2008...                587,948,314.37
              February 2008..                570,665,290.49
              March 2008.....                553,889,941.61
              April 2008.....                537,607,363.87
              May 2008.......                521,803,090.73
              June 2008......                506,463,080.14
              July 2008......                491,573,702.13
              August 2008....                477,121,726.66
              September 2008.                463,094,311.94
              October 2008...                449,478,993.03
              November 2008..                436,263,670.76
              December 2008..                423,436,601.03
              January 2009...                410,986,384.38
              February 2009..                398,274,759.68
              March 2009.....                386,563,746.91
              April 2009.....                375,196,819.16
              May 2009.......                363,990,070.32
              June 2009......                353,286,444.66
              July 2009......                342,490,935.89
              August 2009....                330,256,673.26
              September 2009.                317,383,653.87
              October 2009...                301,705,279.71
              November 2009..                292,831,907.51
              December 2009..                284,219,292.94
              January 2010...                275,859,778.31
              February 2010..                267,745,930.69
              March 2010.....                259,870,535.32
              April 2010.....                252,226,589.22
              May 2010.......                244,807,294.94
              June 2010......                237,606,054.59
              July 2010......                230,616,463.91
              August 2010....                223,832,306.67
              September 2010.                217,247,549.08
              October 2010...                210,807,773.50
              November 2010..                204,605,839.31
              December 2010..                198,559,909.11
              January 2011...                192,586,215.39
              February 2011..                186,800,061.70
              March 2011.....                181,303,931.80
              April 2011.....                175,879,075.67
              May 2011.......                170,347,740.32
              June 2011......                162,835,366.65
              July 2011......                155,065,210.51
              August 2011....                133,242,140.47
              September 2011.                118,050,295.50
              October 2011...                 28,654,269.07
              November 2011..                 27,812,316.92
              December 2011..                 26,995,088.57
              January 2012...                 26,201,858.39
              February 2012..                 25,431,922.01
              March 2012.....                 24,684,595.74
              April 2012.....                 23,959,215.95
              May 2012.......                 23,255,138.47
              June 2012......                 22,571,738.05
              July 2012......                 21,908,407.77
              August 2012....                 21,264,558.51
              September 2012.                 20,639,618.44
              October 2012...                 20,033,032.53
              November 2012..                 19,444,262.00
              December 2012..                 18,872,783.89
              January 2013...                 18,318,090.61
              February 2013..                 17,779,689.42
              March 2013.....                 17,257,102.07
              April 2013.....                 16,749,864.34
              May 2013.......                 16,257,525.62
              June 2013......                 15,704,249.69
              July 2013......                 15,242,617.76
              August 2013....                 14,652,291.61
              September 2013.                  9,406,735.90
              October 2013 and
              thereafter.....                          0.00

                                       56

      The swap trustee or the Swap Counterparty, as the case may be, will only be required to make a "NET SWAP PAYMENT" to the other party that is equal to the excess of the payment that it is obligated to make to the other party as described in the two preceding subsections over the payment that it is entitled to receive from that other party as also described in the two preceding subsections. Under the Swap Contract any Net Swap Payment with respect to any
Distribution Date will be payable on or before the related Distribution Date.

      In the event that a Net Swap Payment and/or a Swap Termination Payment
(other than a Swap Termination Payment due to a Swap Counterparty Trigger Event)
is payable to the Swap Counterparty with respect to any Distribution Date and
Swap Contract, the trustee will deduct from Interest Funds the amount of such
Net Swap Payment or Swap Termination Payment as described under clause (1) under
"-- Interest" above (and to the extent that Interest Funds are insufficient, the trustee will deduct from the Principal Remittance Amount, any additional amounts necessary to make such Net Swap Payment and/or Swap Termination Payment due to the Swap Counterparty) and deposit the amount of such Net Swap Payment or Swap
Termination Payment in the Swap Account.

      If a Swap Termination Payment due to a Swap Counterparty Trigger Event is
payable to the Swap Counterparty with respect to any Distribution Date, the amount of such Swap Termination Payment will be paid as described under clause
(7) under "-- Overcollateralization Provisions" above and deposit such amount in the Swap Account.

      If a Net Swap Payment is payable from the Swap Counterparty with respect to any Distribution Date and the Swap Contract, the swap trustee will deposit such payment into the Swap Account. The swap trustee will make a corresponding withdrawal of such amount for distribution to the holders of the LIBOR
Certificates to pay any (a) Current Interest and Interest Carry Forward Amounts
with respect to the LIBOR Certificates, (b) any Net Rate Carryover with respect to the LIBOR Certificates and (c) any Unpaid Realized Loss Amounts with respect to the LIBOR Certificates, in each case that remain unpaid following distribution of the Interest Funds and the Excess Cashflow for that Distribution
Date, as well as (d) the lesser of (x) any remaining Overcollateralization
Deficiency Amount that remains following distribution of the Interest Funds and the Excess Cashflow for that Distribution Date and (y) the aggregate amount of
Realized Losses allocated to the certificates. Any portion of any Net Swap
Payment not withdrawn by the swap trustee from the Swap Account for distribution to the LIBOR Certificates with respect to any Distribution Date will remain in the Swap Account for distribution to the LIBOR certificateholders on future
Distribution Dates for the purposes described in this paragraph.

      Distributions From the Swap Account

      On each Distribution Date, following the distributions of Excess Cashflow described under " --Overcollateralization Provisions," the swap trustee will distribute any amounts on deposit in the Swap Account constituting Net Swap
Payments and Swap Termination Payments from the Swap Counterparty in the following amounts and order of priority:

            (1)   concurrently, to the holders of the classes of senior
      certificates, any remaining unpaid Current Interest and Interest Carry
      Forward Amount, pro rata based on their respective entitlements;

            (2)   sequentially, to the Class M-1, Class M-2, Class M-3, Class
      M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9
      Certificates, in that order, in an amount equal to any remaining unpaid
      Interest Distribution Amount and Interest Carry Forward Amount for such class;

            (3)   to the class or classes of certificates then entitled to
      receive distributions in respect of principal, any remaining
      Overcollateralization Deficiency Amount;

            (4)   concurrently, to the Class A-1, Class A-2, Class A-3 and Class
      A-4 Certificates, pro rata, based on their respective Unpaid Realized Loss
      Amount, in an amount equal to the Unpaid Realized Loss Amount for each such class;

            (5)   sequentially, to the Class A-5, Class M-1, Class M-2, Class
      M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9
      Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for each such class;

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            (6)   concurrently, to each class of senior certificates, pro rata, based on their entitlement, to the extent needed to pay any remaining Net
      Rate Carryover for each such class;

            (7)   sequentially, to the Class M-1, Class M-2, Class M-3, Class
      M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9
      Certificates, in that order, any remaining Net Rate Carryover for each such class.

      Notwithstanding the foregoing priority of distribution, the cumulative amount paid with respect to clauses (3), (4) and (5) above will not, on any
Distribution Date, exceed the cumulative amount of Realized Losses incurred on the Mortgage Loans as of that Distribution Date.

      Following the distributions of amounts in the Swap Account pursuant to the priorities set forth above, the swap trustee will distribute any remaining amount on deposit in the Swap Account to the Swap Counterparty, only to the extent necessary to cover any Swap Termination Payment under the Swap Contract due to the Swap Counterparty Trigger Event.

      Early Termination of the Swap Contract; Swap Termination Payments

      The Swap Contract will be subject to early termination upon an event of default or a termination event. Events of default under the Swap Contract include, among other things:

o  failure to make a payment due under the Swap Contract, three business days after notice of such failure is received,

o  certain insolvency or bankruptcy events, and

o  a merger by the Swap Counterparty without an assumption of its obligations under the Swap Contract.

      Termination events include, among other things:

o  illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if applicable) to perform its obligations under the Swap Contract or guaranty),

o  a tax event (which generally relates to either party to Swap Contract receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax),

o  a tax event upon merger (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger).

      In addition to the termination events specified above, the Swap Contract will be subject to Additional Termination Events (as defined in the related ISDA
Master Agreement). These Additional Termination Events will occur if:

o  there is an amendment to the pooling and servicing agreement that would materially adversely affect the Swap Counterparty that is made without its prior written consent;

o  the rating, by any Rating Agency, of the Swap Counterparty's unsecured, long-term senior debt obligations or its unsecured, short-term debt obligations falls below a certain level or levels established by such Rating
   Agency (a "SWAP COUNTERPARTY RATING DOWNGRADE") as specified in the Swap
   Contract and the Swap Counterparty does not take certain action as specified in the Swap Contract, at its own expense, which may include (a) causing another entity to replace the Swap Counterparty that meets or exceeds the ratings requirements of the Rating Agencies, and that is approved by the swap trustee on terms substantially similar to the Swap Contract; (b) obtaining a guaranty of, or a contingent agreement of another person to honor the Swap
   Counterparty's obligations under the Swap Contract that satisfies the ratings requirements of the Rating Agencies, provided that such other person is approved by the swap trustee; (c) posting collateral satisfactory to the applicable Rating Agencies; and (d) establishing any other arrangement satisfactory to the applicable Rating Agency; or

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o  the Swap Counterparty fails to deliver any information, report, certification or accountants' consent when and as required under the Securities Exchange
   Act of 1934, as amended (the "EXCHANGE ACT") and Item 1115(b)(1) or (b)(2) of
   the Asset Backed Securities Regulation, 17 C.F.R. ss.ss.229.1100-229.1123
   ("REGULATION AB") with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in each Swap Contract, and the Swap Counterparty fails to transfer the Swap Contract at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the Swap Contract, and (iii) is approved by the depositor (which approval shall not be unreasonably withheld and which approval is not needed if such assignment is to a subsidiary of the Swap
   Counterparty, provided the depositor is given notice) and any Rating Agency, if applicable.

      "SWAP COUNTERPARTY TRIGGER EVENT" means an event of default under the Swap
Contract with respect to which the Swap Counterparty is the sole defaulting party or a termination event under the Swap Contract (other than illegality, a tax event or a tax event upon merger of the Swap Counterparty) with respect to which the Swap Counterparty is the sole affected party or with respect to a termination resulting from a Swap Counterparty Rating Downgrade.

      A "SWAP TERMINATION PAYMENT" is a termination payment required to be made by either the swap trustee or the Swap Counterparty pursuant to the Swap
Contract as a result of an early termination of the Swap Contract due to an event of default or termination event attributable to either party. In the event that a Swap Termination Payment is payable by the Swap Counterparty in connection with the termination of the Swap Contract, that Swap Termination
Payment will be deposited in the Swap Account and distributed to the holders of the classes of certificates covered by the Swap Contract on future Distribution
Dates to pay amounts as discussed above under "--Distributions From the Swap
Account."

      Additional Matters Regarding the Swap Contract

      The certificates do not represent an obligation of the Swap Counterparty or the swap trustee. The holders of the certificates are not parties to or beneficiaries under the Swap Contract and will not have any right to proceed directly against either Swap Counterparty or the swap trustee in respect of their obligations under the Swap Contract.

      The Swap Contract will be filed with the SEC as exhibits to a Current
Report on Form 8-K after the closing date.

DETERMINATION OF LIBOR

      The offered certificates (other than the Class A-R Certificates) have pass-through rates that are generally based on LIBOR (such certificates, "LIBOR
CERTIFICATES").

      LIBOR applicable to an Interest Accrual Period for a class of LIBOR
Certificates will be determined on the second London Business Day prior to the commencement of such Interest Accrual Period (a "LIBOR DETERMINATION DATE"). On
each LIBOR Determination Date the Trustee, as calculation agent (in such capacity, the "CALCULATION AGENT"), will establish LIBOR for the Interest
Accrual Period on the basis of the British Bankers' Association ("BBA")
"INTEREST SETTLEMENT RATE" for one-month deposits in U.S. dollars as found on
Moneyline Telerate Page 3750 as of 11:00 a.m. London time on each LIBOR
Determination Date ("LIBOR"). Interest Settlement Rates currently are based on rates quoted by sixteen BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the
London interbank market. Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places. "MONEYLINE TELERATE
PAGE 3750" means the display page currently so designated on the Moneyline
Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices). "LONDON BUSINESS DAY"
means any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

      If on any LIBOR Determination Date, the Calculation Agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next Interest Accrual Period for the applicable classes of LIBOR Certificates will be calculated in accordance with the method described in the prospectus under "Description of the
Securities--Indices Applicable to Floating Rate and Inverse Floating Rate
Classes--LIBOR."

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      If on the initial LIBOR Determination Date, the Calculation Agent is required but unable to determine LIBOR in the manner provided in the prospectus,
LIBOR for the initial LIBOR Determination Date will be 5.324%.

CARRYOVER RESERVE FUND

      The Pooling and Servicing Agreement establishes an account (the "CARRYOVER
RESERVE FUND"), which is held in trust by the trustee on behalf of the holders of the certificates. On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Carryover Reserve Fund. The Carryover Reserve Fund
will not be an asset of any REMIC.

      On each Distribution Date, to the extent that Excess Cashflow is available as described under "--Overcollateralization Provisions" above, the trustee will deposit in the Carryover Reserve Fund the amount needed to pay any Net Rate
Carryover on the Offered Certificates as described under
"--Overcollateralization Provisions" above.

APPLIED REALIZED LOSS AMOUNTS

      If on any Distribution Date, after giving effect to the distributions described above, the aggregate Class Certificate Balance of the LIBOR
Certificates exceeds the Pool Principal Balance, the amount of such excess will be applied to reduce the Class Certificate Balances of the Class M-9, Class M-8,
Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2, Class M-1 and
Class A-5 Certificates, in that order, in each case until the Class Certificate
Balance of such class has been reduced to zero. Thereafter, any such excess will be applied, concurrently, to the Class A-1, Class A-2, Class A-3 and Class A-4
Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero. Any such reduction described in this paragraph is an "APPLIED
REALIZED LOSS AMOUNT."

      Interest on any class of certificates, the Class Certificate Balance of which has been reduced through the application of Applied Realized Loss Amounts as described above will accrue for the related class of certificates on the
Class Certificate Balance as so reduced unless the Class Certificate Balance is subsequently increased due to the allocation of Subsequent Recoveries to the
Class Certificate Balance of such class as described in the definition of Class
Certificate Balance above.

RESIDUAL CERTIFICATES

      The Class A-R Certificates will remain outstanding for so long as the issuing entity will exist. On each Distribution Date the holders of the Class
A-R Certificates will be entitled to receive certain distributions as provided in the pooling and servicing agreement. It is not anticipated that there will be any significant amounts remaining for such distribution to the Class A-R
Certificates.

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